SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             SUNBEAM CORPORATION
               (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions apply:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

                           Sunbeam Corporation [Logo]

                                 August 30, 1996

Dear Fellow Shareholders:

   This is my first opportunity to formally address you as the newly appointed Chairman and Chief Executive Officer of Sunbeam Corporation. I believe my record is clear as far as the importance of you, the shareholders, to Sunbeam Corporation. Your interests are the reason Sunbeam exists, and this Company owes the highest degree of loyalty to you who have risked your capital in the expectation that Sunbeam will grow and prosper.

   Unfortunately, over the past 18 months, Sunbeam has done anything but grow and prosper. We have seen quarter after quarter of increasing costs, declining margins and eroding profitability. The situation we have inherited will continue to hamper our performance during what is left of 1996, and it is clear that the Company will have to take a major restructuring charge later this year.

   However, Sunbeam's strengths are many--great brands, customer relationships and dedicated employees at many levels of the Company. Our current weaknesses also are many--too many facilities, too many administrative offices and too many variations of product lines. These will not be weaknesses for long, however. We are actively reviewing right now all aspects of our cost structure, our marketing strategies, our product lines and our overall strategies for future growth. We will roll out a major restructuring plan in mid Fall, and we expect to implement it decisively and quickly. We intend to start 1997 as the NEW SUNBEAM!

   As the Company's new CEO, I view the Company's past performance as completely unacceptable. However, I am also confident in the ability of our new management team to turn around Sunbeam. I have successfully managed eight major corporate turnarounds, and I do not intend to fail in turning around the performance of Sunbeam.

   Please review carefully the attached Proxy Statement and return the enclosed proxy card as soon as possible. If you plan to attend the shareholders' meeting on September 27, 1996, I look forward to seeing you at that time.

                                          Sincerely,

                                          /s/ Albert J. Dunlap
                                          --------------------
                                          Albert J. Dunlap
                                          Chairman and CEO

                             SUNBEAM CORPORATION
                            2100 NEW RIVER CENTER
                         200 EAST LAS OLAS BOULEVARD
                        FORT LAUDERDALE, FLORIDA 33301

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 27, 1996

To The Shareholders of Sunbeam Corporation:

   Notice is hereby given that a Special Meeting of Shareholders of Sunbeam Corporation (the "Company") will be held at the offices of the Company at 2100 New River Center, 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on Friday, September 27, 1996, at 10:00 a.m. (local time), for the following purposes:

   1. To consider and vote upon the Stock Option Plan for Albert J. Dunlap (Proposal No. 1);

   2. To consider and vote upon the Stock Option Plan for Russell A. Kersh (Proposal No. 2); and

   3. To consider and vote upon the Stock Option Plan for P. Newton White (Proposal No. 3).

   In accordance with the By-Laws of the Company, no other business may be presented for consideration at the Special Meeting other than that specified above except such other matters as may be incident to the conduct of the Special Meeting.

   The close of business on August 23, 1996, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the Special Meeting and at any postponements or adjournments thereof.

   Shareholders who do not expect to attend the Special Meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

   By Order of the Board of Directors.

                                                     David C. Fannin
                                              Secretary and General Counsel

August 30, 1996

                             SUNBEAM CORPORATION

                               PROXY STATEMENT

                       SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 27, 1996

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Sunbeam Corporation, a Delaware corporation (the "Company" or "Sunbeam"), of proxies for use at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the offices of the Company at 2100 New River Center, 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on Friday, September 27, 1996, at 10:00 a.m. (local time), and at any postponements or adjournments thereof, for the purposes specified in the accompanying Notice of Special Meeting. This Proxy Statement, Notice of Special Meeting and accompanying proxy card are first being mailed to shareholders on or about August 30, 1996.

   The date of this Proxy Statement is August 30, 1996.

PURPOSE OF THE SPECIAL MEETING

   The Company has entered into employment agreements with Albert J. Dunlap, Russell A. Kersh and P. Newton White, respectively, each of which provides, among other things, for a one-time grant to such individuals of options ("Stock Option Plans") to purchase shares of Common Stock (as defined below), subject to approval by the Company's shareholders of such grants. At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon separate proposals to approve the Stock Option Plans for Messrs. Dunlap, Kersh and White, respectively.

   The Board of Directors adopted the Stock Option Plans, subject to approval by the Company's shareholders, in order to incentivize the Company's new senior management team which is charged with the responsibility of improving the Company's performance. The Board of Directors and its Compensation Committee believe that the incentives represented by the Stock Option Plans are highly competitive and will align the interests of the Company's senior managers with those of the Company's shareholders.

   Moreover, approval of the Stock Option Plans by the shareholders of the Company will satisfy the shareholder approval requirement under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with the result that the options granted under such Stock Option Plans will qualify as performance based compensation and will not be subject to the limitation on the Company's deduction for compensation exceeding $1,000,000 per year to certain executives. See "Certain Federal Income Tax Consequences." If the shareholders of the Company do not approve one or more of the Stock Option Plans, the Company and each of Messrs. Dunlap, Kersh and White have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. However, if the shareholders of the Company do not approve one or more of the Stock Option Plans, the affected individual or individuals may elect to terminate his or their employment for Good Reason (as defined below). See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

RECORD DATE; VOTING RIGHTS; QUORUM; PROXIES

   As of the close of business on August 23, 1996, the date fixed by the Board of Directors as the record date for determining the shareholders to receive notice of, and to vote at, the Special Meeting, and at any postponements or adjournments thereof, the Company had outstanding 83,899,373 shares of common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Special Meeting. The presence at the Special Meeting, in person or by duly executed proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote will constitute a quorum.

   If the accompanying proxy card is properly signed and returned to the Company, the shares of Common Stock represented thereby will be voted as specified therein, and if no specification is made, such shares will be voted in accordance with the recommendations of the Board of Directors. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute a revocation of a proxy.

VOTE REQUIRED FOR APPROVAL

   Under Section 162(m) of the Code, the affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve each of the Stock Option Plans. Abstentions will have the same effect as votes against these proposals and broker non-votes will not be counted. The Steinhardt Group (as defined below) and the Funds Group (as defined below), the beneficial owners of approximately 41% of the outstanding Common Stock, have indicated their intention to vote in favor of the adoption of each of the Stock Option Plans.

                             RECENT DEVELOPMENTS

   On July 18, 1996, the Company announced the appointment of Albert J. Dunlap as Chairman of the Board and Chief Executive Officer, succeeding Roger
W. Schipke who resigned in May 1996.

   Soon thereafter, Mr. Dunlap formed an Operating Committee to manage the Company, which consists of Mr. Dunlap, Russell A. Kersh, P. Newton White and David C. Fannin who were appointed or, with respect to Mr. Fannin, reappointed, Executive Vice President, Finance and Administration, Executive Vice President, Consumer Products Worldwide, and Executive Vice President, General Counsel and Secretary, respectively.

   The Company entered into employment agreements with each of Messrs. Dunlap, Kersh, White and Fannin in July 1996. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

   The Board of Directors adopted a resolution pursuant to which, effective as of August 15, 1996, each Outside Director (as defined below) is expected to acquire (and may purchase from the Company at fair market value on the date of purchase), and thereafter to maintain ownership of, a minimum of 2,000 shares of Common Stock. Such purchase is expected to be made as soon as practicable following each Outside Director's first election or appointment and, with respect to persons who were Outside Directors on August 6, 1996, within thirty days from such date. In compliance with that resolution, each of the Company's Outside Directors, Messrs. Kristol, Ravitch and Thayer, has purchased 5,000, 2,000 and 5,000 shares of Common Stock, respectively.

   The following individuals, who served as officers of the Company during 1995 and a portion of 1996, are no longer employed by the Company: (i) Roger
W. Schipke, formerly Chairman of the Board and Chief Executive Officer, as of May 1996, (ii) James J. Clegg, formerly Executive Vice President and Chief Operating Officer, North America, as of July 1996, (iii) Paul M. O'Hara, formerly Executive Vice President and Chief Financial Officer, as of August 1996, and (iv) Richard L. Boynton, formerly Executive Vice President and President, Household Products, as of August 1996. See "Employment Contracts and Termination of Employment and Change in Control Arrangements--Arrangements with Named Executives Concerning Termination of Employment."

                  PROPOSAL 1--APPROVAL OF STOCK OPTION PLAN
               FOR ALBERT J. DUNLAP CONTAINED IN THE EMPLOYMENT
              AGREEMENT BETWEEN THE COMPANY AND ALBERT J. DUNLAP

   On July 18, 1996, the Company entered into an Employment Agreement (the "Dunlap Agreement") with Albert J. Dunlap. The Board of Directors is requesting shareholder approval of the provisions of the Dunlap Agreement which contain the Stock Option Plan for Albert J. Dunlap. See "Recent Developments" and "Employment Contracts and Termination of Employment and Change in Control Arrangements."

   The Dunlap Agreement provides that, subject to approval by the Company's shareholders at the Special Meeting, Mr. Dunlap received a one-time grant effective as of July 18, 1996 of options to purchase 2,500,000 shares of Common Stock at a price of $12.25 per share (the "Dunlap Options"), such price being the closing price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on July 17, 1996, in accordance with the Dunlap Agreement. The term of the Dunlap Options is ten years, and they will vest with respect to one-third of the shares subject thereto on the grant date and with respect to an additional one-third on each of the first and second anniversaries of the grant date.

   The Dunlap Agreement further provides that (i) upon the occurrence of a Change in Control, the Dunlap Options will become fully vested, (ii) if the Company terminates Mr. Dunlap's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason, the Dunlap Options will become fully vested and he will be entitled to exercise the Dunlap Options for the balance of the original ten-year term, (iii) if the Company terminates Mr. Dunlap's employment for Cause, he will be able to exercise the Dunlap Options which are exercisable on the date of termination within 90 days of the date of termination and if he terminates his employment other than for Good Reason, he will be able to exercise the Dunlap Options which are exercisable on the date of termination within one year of the date of termination, (iv) if Mr. Dunlap's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the Dunlap Options which are then exercisable or which would have become exercisable within one year after the date of death, and (v) if his employment is terminated due to disability, he will be entitled to exercise within three years all Dunlap Options which are then exercisable or which would have become exercisable within one year after the date of termination. See "Employment Contracts and Termination of Employment and Change in Control Arrangements" for definitions of all capitalized terms not otherwise defined herein.

   If the shareholders of the Company do not approve the Stock Option Plan for Albert J. Dunlap, the Company and Mr. Dunlap have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. The terms and conditions of any such alternative compensation arrangements have not been determined. However, if the shareholders of the Company do not approve the Stock Option Plan for Albert J. Dunlap, Mr. Dunlap may elect to terminate his employment for Good Reason.

                     THE BOARD OF DIRECTORS RECOMMENDS A
                          VOTE "FOR" APPROVAL OF THE
                    STOCK OPTION PLAN FOR ALBERT J. DUNLAP

                  PROPOSAL 2--APPROVAL OF STOCK OPTION PLAN
               FOR RUSSELL A. KERSH CONTAINED IN THE EMPLOYMENT
              AGREEMENT BETWEEN THE COMPANY AND RUSSELL A. KERSH

   On July 22, 1996, the Company entered into an Employment Agreement (the "Kersh Agreement") with Russell A. Kersh. The Board of Directors is requesting shareholder approval of the provisions of the Kersh Agreement which contain the description of the Stock Option Plan for Russell A. Kersh. See "Recent Developments" and "Employment Contracts and Termination of Employment and Change in Control Arrangements."

   The Kersh Agreement provides that, subject to approval by the Company's shareholders at the Special Meeting, Mr. Kersh received a one-time grant effective as of July 22, 1996 of options to purchase 250,000 shares of Common Stock at a price of $14.26 per share (the "Kersh Options"). Although the Kersh Options were not granted under the Option Plan (as defined below), the exercise price was established in a manner consistent with the Option Plan and is the average of the NYSE closing price of the Common Stock on the last twenty market days prior to the grant date. The term of the Kersh Options is ten years, and they will vest with respect to one-third of the shares subject thereto on each of the first, second and third anniversaries of the grant date.

   The Kersh Agreement further provides that (i) upon the occurrence of a Change in Control, the Kersh Options will become fully vested, (ii) if the Company terminates Mr. Kersh's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason, the Kersh Options will become fully vested and he will be entitled to exercise the Kersh Options for the balance of the original ten-year term, (iii) if the Company terminates Mr. Kersh's employment for Cause, he will be able to exercise the Kersh Options which are exercisable on the date of termination within 90 days of the date of termination and if he terminates his employment other than for Good Reason, he will be able to exercise the Kersh Options which are exercisable on the date of termination within one year of the date of termination, (iv) if Mr. Kersh's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the Kersh Options which are then exercisable or which would have become exercisable within one year after the date of death, and (v) if his employment is terminated due to disability, he will be entitled to exercise within three years all Kersh Options which are then exercisable or which would have become exercisable within one year after the date of termination. See "Employment Contracts and Termination of Employment and Change in Control Arrangements" for definitions of all capitalized terms not otherwise defined herein.

   If the shareholders of the Company do not approve the Stock Option Plan for Russell A. Kersh, the Company and Mr. Kersh have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. The terms and conditions of any such alternative compensation arrangements have not been determined. However, if the shareholders of the Company do not approve the Stock Option Plan for Russell A. Kersh, Mr. Kersh may elect to terminate his employment for Good Reason.

                     THE BOARD OF DIRECTORS RECOMMENDS A
                          VOTE "FOR" APPROVAL OF THE
                    STOCK OPTION PLAN FOR RUSSELL A. KERSH

                PROPOSAL 3--APPROVAL OF STOCK OPTION PLAN FOR
                 P. NEWTON WHITE CONTAINED IN THE EMPLOYMENT
              AGREEMENT BETWEEN THE COMPANY AND P. NEWTON WHITE

   On July 26, 1996, the Company entered into an Employment Agreement (the "White Agreement") with P. Newton White. The Board of Directors is requesting shareholder approval of the provisions of the White Agreement which contain the Stock Option Plan for P. Newton White. See "Recent Developments" and "Employment Contracts and Termination of Employment and Change in Control Arrangements."

   The White Agreement provides that, subject to approval by the Company's shareholders at the Special Meeting, Mr. White received a one-time grant effective as of July 26, 1996 of options to purchase 250,000 shares of Common Stock at a price of $15.07 per share (the "White Options"). Although the White Options were not granted under the Option Plan, the exercise price was established in a manner consistent with the Option Plan and is the average of the NYSE closing price of the Common Stock on the last twenty market days prior to the grant date. The term of the White Options is ten years, and they will vest with respect to one-third of the shares subject thereto on each of the first, second and third anniversaries of the grant date.

   The White Agreement further provides that (i) upon the occurrence of a Change in Control, the White Options will become fully vested, (ii) if the Company terminates Mr. White's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason, the White Options will become fully vested and he will be entitled to exercise the White Options for the balance of the original ten-year term, (iii) if the Company terminates Mr. White's employment for Cause, he will be able to exercise the White Options which are exercisable on the date of termination within 90 days of the date of termination and if he terminates his employment other than for Good Reason, he will be able to exercise the White Options which are exercisable on the date of termination within one year of the date of termination, (iv) if Mr. White's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the White Options which are then exercisable or which would have become exercisable within one year after the date of death, and (v) if his employment is terminated due to disability, he will be entitled to exercise within three years all White Options which are then exercisable or which would have become exercisable within one year after the date of termination. See "Employment Contracts and Termination of Employment and Change in Control Arrangements" for definitions of all capitalized terms not otherwise defined herein.

   If the shareholders of the Company do not approve the Stock Option Plan for P. Newton White, the Company and Mr. White have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. The terms and conditions of any such alternative compensation arrangements have not been determined. However, if the shareholders of the Company do not approve the Stock Option Plan for P. Newton White, Mr. White may elect to terminate his employment for Good Reason.

                     THE BOARD OF DIRECTORS RECOMMENDS A
                          VOTE "FOR" APPROVAL OF THE
                    STOCK OPTION PLAN FOR P. NEWTON WHITE

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   No income would result to Messrs. Dunlap, Kersh or White upon the grant of stock options pursuant to the Stock Option Plans. Upon the exercise of such a stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option price would be taxed to the individual exercising such stock option as ordinary compensation income. Upon a subsequent sale of any of those shares, the individual selling such shares would realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than twelve months before sale) in an amount equal to the difference between such individual's tax basis in the shares and the selling price.

   Section 162(m) of the Code disallows a publicly-held company's deductions for compensation exceeding $1,000,000 per year for certain executives. However, compensation which constitutes "performance based compensation" approved by the Company's shareholders is excluded from the above limitation. The Stock Option Plans have been drafted to enable the stock options described above to qualify as performance based compensation if the Stock Option Plans are approved by the Company shareholders. Accordingly, upon the exercise of a stock option, the Company will be entitled to a deduction in the amount equal to the compensation income to the employee.

   The preceding discussion is based upon the Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of stock options.

                  SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

   The following table sets forth information, as of August 22, 1996, with respect to beneficial ownership of the Company's Common Stock by all persons known by the Company to be the record or beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise noted, all beneficial owners listed below have sole voting and investment power with respect to the shares owned by them.

                                          AMOUNT AND NATURE       PERCENTAGE OF
NAME AND ADDRESS(1)                  OF BENEFICIAL OWNERSHIP    COMMON STOCK
- ---------------------                  -----------------------    -------------
Steinhardt Partners, L.P                      4,736,177(7)             5.7%

Institutional Partners, L.P(2)
  I. P. Management Company, Inc.              7,455,094(7)             8.9%

Steinhardt Management Company, Inc.           4,953,406(3)(7)          5.9%

Michael H. Steinhardt                        17,144,677(4)(7)         20.5%

Mutual Shares Fund                           11,260,174(5)(7)         13.4%

Mutual Beacon Fund                            1,480,670(5)(7)          1.8%

Mutual Qualified Fund                         4,800,554(5)(7)          5.7%

Heine Securities Corporation                 17,541,398(6)(7)         20.9%

Michael F. Price                             17,541,398(6)(7)         20.9%

FMR Corp.(8)
  Edward C. Johnson 3d
  Abigail P. Johnson                          6,445,400                7.7%

- ----------
(1) The address of each member of the Steinhardt Group is 605 Third Avenue, New York, New York 10158. The address of each member of the Funds Group is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The address of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(2) I.P. Management Company, Inc. ("I.P. Management") may be deemed to be the beneficial owner of the shares owned by Institutional Partners, L.P. ("Institutional") by virtue of its position as an investment manager of Institutional.

(3) The shares listed above of which Steinhardt Management Company, Inc. ("Steinhardt Management") may be deemed to be the beneficial owner consist of 4,916,569 shares owned by SP International S.A., a subsidiary of Steinhardt Management, and 36,837 shares owned directly by Steinhardt Management.

(4) Michael H. Steinhardt is a managing general partner of Institutional and Steinhardt Partners, L.P ("Steinhardt Partners"). Mr. Steinhardt is also the sole Director and the Chairman and President of each of I. P. Management and Steinhardt Management. As such, Mr. Steinhardt controls each of Institutional, Steinhardt Partners, I. P. Management and Steinhardt Management (collectively, with Michael H. Steinhardt, the "Steinhardt Group") and has the power to vote (or to direct the vote) and dispose (or to direct the disposition) of the securities held by the Steinhardt Group. Shimon Topor, a Director of the Company, is a general partner of Institutional and Steinhardt Partners.

(5) Mutual Shares Fund, Mutual Beacon Fund and Mutual Qualified Fund (collectively, the "Mutual Series Funds") are each a series of Mutual Series Fund Inc. Peter Langerman, a Director of the Company, is the Executive Vice President and a Director of Mutual Series Fund Inc.

(6) Heine Securities Corporation, a Delaware corporation ("Heine"), is an investment advisor registered under the Investment Advisors Act of 1940 and is investment advisor to each of the

    Mutual Series Funds. Michael F. Price is the sole stockholder, President and sole Director of Heine. As such Mr. Price has the sole power to vote (or to direct the vote) and dispose (or to direct the disposition) of the securities held by the Mutual Series Funds (collectively, with Heine and Michael F. Price, the "Funds Group").

(7) Information reflected in this table and the notes thereto with respect to the Steinhardt Group and the Funds Group is derived from the Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on April 8, 1993, and thereafter amended, by the individuals and entities named in the above table.

(8) Information reflected in this table and the notes thereto with respect to FMR Corp. is derived from the Schedule 13G dated February 14, 1996 and delivered to the Company. FMR is the parent of Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company ("Trust"). Fidelity is the beneficial owner of, and FMR and Edward C. Johnson 3d have the sole power to dispose of, 6,246,800 of the shares listed above by virtue of Fidelity's position as investment advisor to various investment companies. The power to vote such shares is held by the Boards of Trustees of the investment companies. Trust is the beneficial owner of, and FMR and Mr. Johnson have the sole power to dispose of, 198,600 of the shares listed above by virtue of Trust's position as an investment manager of certain institutional accounts. Edward C. Johnson 3d, Chairman of FMC, and Abigail P. Johnson, a Director of FMC, together with members of the Edward C. Johnson family and trusts for their benefit, may be deemed to be the beneficial owners of such shares of the Company's stock by virtue of their ownership and control of FMR.

   The Common Stock of the Company listed above as being beneficially owned by the Steinhardt Group and the Funds Group was previously held by Sunbeam-Oster Equities, L.P., a Delaware limited partnership ("SOE"). Those shares have been distributed to the limited partners of SOE, resulting in the share ownership set forth above. Pursuant to a Stockholders Agreement, dated as of December 28, 1995, the Steinhardt Group and the Funds Group have agreed to: (i) use their reasonable efforts to cause the Board of Directors of the Company to nominate a designee of each of the Funds Group and the Steinhardt Group and (ii) subsequently vote the shares owned by each of them to elect such designee. Collectively, the Steinhardt Group and the Funds Group control 34,686,075 shares (or approximately 41%) of the Company's outstanding Common Stock and therefore have the practical power to significantly influence the approval of Proposals 1, 2 and 3 at the Special Meeting. The Steinhardt Group and the Funds Group have indicated that they intend to vote in favor of Proposals 1, 2 and 3.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth the beneficial ownership, reported to the Company as of August 22, 1996, of Common Stock, including certain shares as to which a right to acquire ownership exists, of: (1) each current Director;
(2) those persons who, during 1995, (i) served as chief executive officer ("CEO") of the Company and (ii) were the four most highly compensated executive officers of the Company, other than the CEO (collectively, the "Named Executives"); and (3) the current executive officers and directors of the Company as a group.

                                        AMOUNT AND NATURE
                                          OF BENEFICIAL     PERCENTAGE OF
NAME AND ADDRESS(1)                    OWNERSHIP(2)(3)(4)    COMMON STOCK
- -------------------                    ------------------   -------------
DIRECTORS
Albert J. Dunlap ....................       1,244,898(5)         1.50%
Russell A. Kersh ....................         140,817(5)          .20%
Howard G. Kristol ...................           6,500              *
Peter A. Langerman ..................               0(6)           0
Richard Ravitch .....................           9,159              *
Charles J. Thayer ...................         117,659             .14%
Shimon Topor ........................      12,191,271(7)        14.44%

NAMED EXECUTIVES
Spencer J. Volk .....................          92,500              *
Roger W. Schipke(8) ...............                 0              0
James J. Clegg(8) .................            67,900              *
Paul M. O'Hara(8) .................           127,771             .20%
Richard L. Boynton(8) .............            79,417              *
All executive officers and Directors
  as a group (17 persons) ...........      14,159,695(4)(9)      16.8%

- ----------
*   Less than one percent.

(1) The address of each executive officer and Director is 2100 New River Center, 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

(2) Includes shares which Named Executives, executive officers and Directors have an option to acquire if such option is currently exercisable (including options which may be exercised or will become exercisable within the next sixty days). Includes 1,000, 99,500, 92,500, 67,900, 127,771 and 78,667 shares which may be acquired by Messrs. Ravitch, Thayer, Volk, Clegg, O'Hara and Boynton, respectively, upon the exercise of options which are currently exercisable. Options which are not currently exercisable and will not become exercisable within the next sixty days are not included in the table.

(3) Includes 666,667, 100,000, 5,000 and 4,000 restricted shares held by Messrs. Dunlap, Kersh, Ravitch and Thayer, respectively, which have not vested. Such restricted shares held by (i) Mr. Dunlap will vest in two equal installments on each of the first and second anniversaries of the grant date of July 18, 1996, (ii) Mr. Kersh will vest in three equal installments on each of the first, second and third anniversaries of the grant date of July 22, 1996, (iii) Mr. Ravitch will vest in five equal installments on the first through fifth anniversaries of his election as a Director on July 2, 1996 and (iv) Mr. Thayer will vest in four equal installments on each of December 31, 1996, 1997, 1998 and 1999. Dividends are payable with respect to all restricted shares, regardless of whether vested.

(4) All officers and Directors have the sole power to vote and to dispose of the shares listed above other than restricted shares which have not vested, for which the holder has no power to dispose.

(5) See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(6) Does not include shares owned by the Funds Group as to which Mr. Langerman disclaims beneficial ownership. See "Security Ownership Of Certain Shareholders."

(7) These shares are owned by Institutional Partners and Steinhardt Partners; Mr. Topor is a general partner of each of these entities. Mr. Topor does not directly own any Common Stock but may be considered the beneficial owner of the securities listed above.

(8) Messrs. Schipke, Clegg, O'Hara and Boynton served as executive officers of the Company until May, July, August and August, 1996, respectively. See "Employment Contracts and Termination of Employment and Change in Control Arrangements - Agreements with Named Executives Concerning Termination of Employment."

(9) Includes 353,625 shares which all executive officers and Directors have the right to acquire under options which are currently exercisable (including options which may be exercised or will become exercisable within the next sixty days). Includes 895,667 restricted shares held by all executive officers and Directors, which have not vested.

                            DIRECTORS COMPENSATION

   Effective as of August 15, 1996, the Board amended the Sunbeam Corporation Amended and Restated Equity Term Plan (the "Option Plan") to eliminate provisions for the automatic grant to Directors who are not employees of the Company or an affiliate of either the Steinhardt Group or the Funds Group, the Company's largest shareholders ("Outside Directors"), of 5,000 restricted shares of Common Stock upon initial election to the Board and of options to acquire 1,000 shares of Common Stock upon each election and subsequent re-election to the Board. Effective as of such date, pursuant to the Option Plan, Outside Directors were and will be automatically granted 1,500 shares of restricted stock upon their initial election or appointment to the Board and each subsequent re-election to the Board (prorated in case of an election or appointment at any time other than at an annual meeting of shareholders, except that each Outside Director elected or appointed between August 1, 1996 and December 31, 1996 has received or will receive 1,500 shares of restricted stock on the later of the date of the Director's election or appointment and August 15, 1996). Such restricted stock vests immediately upon the Director's acceptance of his or her election or appointment. In addition, effective as of August 15, 1996, each Outside Director elected or appointed prior to August 1, 1996 received an initial grant of restricted shares pursuant to the Company's Option Plan, prorated as though each such Outside Director was first elected or appointed as of August 6, 1996.

   Effective August 15, 1996, Outside Directors do not receive any other fees, but are reimbursed for all ordinary and necessary out-of-pocket expenses incurred by them in attending meetings of the Board or its Committees. Prior to August 15, 1996, each Outside Director received an annual director's fee of $20,000 plus $1,000 for each meeting of the Board or any Committee of the Board (of which the Director is a member) attended in person and $500 for each such meeting participated in by telephone.

   The Sunbeam Corporation Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"), administered by the Board of Directors or a Committee of the Board, permitted Outside Directors to defer all or a specified percentage (in multiples of 10%) of a Director's eligible compensation until a future date specified by the Director, but payable earlier in the event of the Director's death or termination of service on the Board. The Deferred Compensation Plan was established to allow Directors to defer the cash fees which previously were paid to them. Although Directors will no longer participate in the Deferred Compensation Plan as a result of the Company's termination of the practice of paying cash fees, the Plan has not been terminated and amounts which were deferred by Director Thayer pursuant to the Plan into a phantom stock account (payable based upon the fair market value of the phantom stock units at the date of payment and accrued dividends equivalent to those that would be paid on the Company's Common Stock) will be treated in accordance with his previous direction. No other Directors participate in the Deferred Compensation Plan.

   The Board of Directors adopted a resolution pursuant to which, effective as of August 15, 1996, each Outside Director is expected to acquire (and may purchase from the Company at fair market value on the date of purchase), and thereafter to maintain ownership of, a minimum of 2,000 shares of Common Stock. Such purchase is expected to be made as soon as practicable following each Outside Director's first election or appointment and, with respect to persons who were Outside Directors on August 6, 1996, within thirty days from such date. In compliance with that resolution, each of the Company's Outside Directors, Messrs. Kristol, Ravitch and Thayer, has purchased 5,000, 2,000 and 5,000 shares of Common Stock, respectively.

                     EXECUTIVE COMPENSATION -1993 TO 1995

SUMMARY COMPENSATION TABLE

   The following table sets forth for the years ended December 31, 1995, January 1, 1995, and January 2, 1994, the compensation for services rendered to the Company in all capacities of the Named Executives.

                                          ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      ------------------------------------- ------------------------
                                                                                          SECURITIES
                                                                            RESTRICTED    UNDERLYING
NAME AND                                                     OTHER ANNUAL     STOCK        OPTIONS/        ALL OTHER
PRINCIPAL POSITION            YEAR    SALARY        BONUS   COMPENSATION(1)  AWARD(2)       SARS(3)      COMPENSATION(4)
- ------------------            ----    ------        -----   --------------- ----------     ---------     ---------------
Roger W. Schipke              1995  $1,000,000    $      0    $ 16,036      $        0            0          $39,900
Chairman and CEO              1994   1,000,000     500,000           0               0            0            7,620
                              1993     416,667     209,589     185,526       3,315,002      750,000            1,000

James J. Clegg                1995     391,250       7,825           0               0       70,000           37,703
Executive Vice President      1994     341,667      71,067           0               0      210,000            5,526
 and President and Chief      1993     300,000     100,000           0               0            0            4,897
 Operating Officer,
 North America

Spencer J. Volk               1995     368,750      31,713       9,763               0      110,000           36,617
Executive Vice President      1994     342,147     100,000           0               0      250,000            5,646
 and President and Chief      1993           0           0           0               0            0                0
 Operating Officer,
 International

Paul M. O'Hara                1995     363,333           0           0               0      162,500           36,382
Executive Vice President      1994     291,667     225,000(5)   15,813               0      325,000            5,495
 and Chief Financial          1993           0           0           0               0            0                0
 Officer

Richard L. Boynton            1995     287,500      10,063           0               0       50,000           33,124
Executive Vice President      1994     216,667      61,967           0               0      150,000           18,471
 and President, Household     1993     170,000      75,000           0               0       30,000           23,464
 Products

- ----------
(1) Includes the following amounts paid to Mr. Schipke in 1993: (i) imputed interest income of $109,377 with respect to interest free loans made by the Company, (ii) a tax gross-up payment on tax on imputed interest of $74,142 and (iii) a tax gross-up payment of $2,007 for the amount of tax payable on reimbursement for moving expenses; and the following amounts paid in 1995: (i) imputed interest income of $9,325 with respect to the extension of the December 31, 1995 due date of certain interest free loans made by the Company and (ii) a tax gross-up payment on tax on imputed interest of $6,711. Also includes tax gross-up payments made to Mr. O'Hara in 1994 and to Mr. Volk in 1995 for the amount of tax payable on reimbursement for moving expenses.

(2) Based upon the closing market price of the Common Stock as of the date of grant of such restricted stock awards. As of December 31, 1995, Mr. Schipke was the sole officer of the Company with restricted stock holdings. As of December 31, 1995, his aggregate restricted stock holdings were 42,500 shares with a value of $648,125 (based on the December 29, 1995 market price of $15.25 per share), all of which vested in May 1996. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(3) Includes options awarded in exchange for the cancellation of certain outstanding options, a portion of which were granted in 1995. Shares underlying option grants previously made which were cancelled in exchange for new option awards are also included.

(4) The Company adopted an Executive Benefit Replacement Plan (the "Replacement Plan") in 1994 to restore the amount of benefits payable to certain highly compensated employees of the Company who would otherwise be subject to certain limitations on the amount of benefits payable under the Company's 401(k) Savings and Profit Sharing Plan. Amounts of All Other Compensation include the following amounts contributed for Messrs. Clegg and Boynton in 1993 under the Company's 401(k) Savings and Profit Sharing Plan and amounts accrued for all Named Executives in 1994 and 1995 under the Replacement Plan (including the Company's profit sharing allocation):

NAME               1995        1994       1993
- ----              -------     ------    -------
Mr. Schipke...    $20,760     $4,620    $     0
Mr. Clegg.....     20,390      4,500      3,997
Mr. Volk......     19,370      4,620          0
Mr. O'Hara....     19,153      4,620          0
Mr. Boynton...     16,120      4,620     17,521

    In addition, the amount of All Other Compensation includes a profit sharing allocation in the amount of $16,140 made to the Replacement Plan in 1995 for 1994 services rendered by each of Messrs. Schipke, Clegg, Volk, O'Hara and Boynton.

    All Other Compensation also includes payments of insurance premiums for term life insurance on behalf of the Named Executives in each year as follows:

NAME               1995       1994       1993
- ----              ------     ------     ------
Mr. Schipke...    $3,000     $3,000     $1,000
Mr. Clegg.....     1,173      1,026        900
Mr. Volk......     1,107      1,026          0
Mr. O'Hara....     1,089        875          0
Mr. Boynton...       864        651        900

(5) Includes a one-time bonus payment of $50,000 in connection with initial employment.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The following table sets forth information with respect to the options to purchase shares of the Company's Common Stock granted to Messrs. O'Hara, Volk, Clegg and Boynton during 1995 pursuant to the Option Plan. All option grants made in 1995 to these Named Executives were effective upon the cancellation of outstanding options in an amount equal to the option granted. No options were granted to Mr. Schipke during 1995.

                        NUMBER OF        % OF TOTAL
                        SECURITIES      OPTIONS/SARS
                        UNDERLYING       GRANTED TO      EXERCISE OR
                       OPTIONS/SARS      EMPLOYEES        BASE PRICE     EXPIRATION   GRANT DATE
NAME                    GRANTED(1)    IN FISCAL YEAR       ($/SH)          DATE         VALUE(3)
- ----                   ------------   --------------     -----------     ----------   ----------
James J. Clegg......      70,000            4.21            $14.39          2005       $457,000
Spencer J. Volk.....      70,000            4.21             14.39          2005        457,000
                          40,000(2)         2.41             24.02          2005        463,000
Paul M. O'Hara......     110,000            6.62             14.39          2005        718,000
                          52,500            3.16             14.94          2005        358,000
Richard L. Boynton..      50,000            3.01             14.39          2005        327,000

- ----------
(1) The options held by Mr. Volk have a term of ten years and become exercisable over five years in equal annual increments. The options held by Messrs. Clegg, O'Hara and Boynton became exercisable upon the date of termination of employment with the Company in July, August and August, 1996, respectively, on a pro rata basis, based upon the calendar months worked in the year preceding the next vesting date for each option grant. These options have a term of three years from the date of termination of employment with the Company, except for certain options with a $5.00 exercise price held by Messrs. Clegg and Boynton, which had a term expiring 45 days after such termination. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(2) All of these options were cancelled in exchange for the grant of options to purchase 70,000 shares of Common Stock at a lower exercise price, as set forth above.

(3) Grant date values were calculated using the Black-Scholes options pricing model which has been adjusted to take dividends into account. USE OF THIS MODEL SHOULD NOT BE VIEWED IN ANY WAY AS A FORECAST OF THE FUTURE PERFORMANCE OF THE COMPANY'S COMMON STOCK. The estimated present value of each stock option as set forth above is based on the following inputs:

GRANT DATE                                 11/01/95       11/21/95       02/14/95
- ----------                                 --------       --------       --------
Stock Price at Date of Grant ..........      $15.00         $15.63          $25.38
Exercise Price (Fair Market Value,
  as defined in the Option Plan) ......      $14.39         $14.94          $24.02
Expected Option Term ..................     6 Years        6 Years         6 Years
Risk Free Interest Rate ...............     5.7828%        5.7410%         7.4182%
Stock Price Volatility ................      33.06%         32.95%          29.28%
Dividend Yield ........................      .2780%         .2677%          .1665%
Expected Forfeiture ...................          0%             0%              0%

   The model assumes: (a) an Expected Option Term of 6 years which reflects the actual 10-year life of the option discounted for factors such as the expected time until exercise; (b) a Risk-Free Interest Rate that represents the interest rate on a U. S. Treasury Bill with a maturity date corresponding to that of the Expected Option Term; (c) Stock Price Volatility is calculated using stock prices for a period selected by the Company and believed to reflect volatility in the absence of unusual corporate transactions; (d) Dividend Yield is calculated using the annual dividend rate in effect at date of grant ($.04 per share); and (e) no forfeitures. Notwithstanding the fact that these options are, with limited exceptions, non-transferable, no discount for lack of marketability was taken.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

   The following table sets forth information with respect to the unexercised options to purchase the Company's Common Stock granted to Roger W. Schipke pursuant to his employment arrangement and to the Named Executives under the Option Plan and held by them on December 31, 1995.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                                                       OPTIONS HELD ON                    IN-THE-MONEY OPTIONS ON
                       SHARES                         DECEMBER 31, 1995                    DECEMBER 31, 1995(2)
                      ACQUIRED         VALUE      -----------------------------      --------------------------------
NAME                 ON EXERCISE    REALIZED(1)   EXERCISABLE     UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
- ----                 -----------    -----------   -----------     -------------      -----------        -------------
Roger W. Schipke...    57,500        $419,950        505,000          187,500         $        0        $      0

James J. Clegg.....    25,000         465,625        128,979          182,000          1,035,035          60,200

Spencer J. Volk....         0               0         50,000          240,000                  0          60,200

Paul M. O'Hara.....         0               0         65,000          260,000                  0         110,875

Richard Boynton....         0               0         92,993          139,000            532,928          43,000

- ----------
(1) Based on the difference between the exercise price and the price at the date of actual exercise.

(2) Based on the difference between the exercise price of the options and the closing price on the New York Stock Exchange of the Company's Common Stock on December 29, 1995 ($15.25).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

   The Company made loans to its former CEO, Mr. Schipke, on August 31, 1993 (the "August Loan") and on December 31, 1993 (the "December Loan"), in the amounts of $663,749 and $506,663, respectively. The largest aggregate amount of indebtedness outstanding on these notes at any time during 1995 was $669,650. The loans were repaid in full by Mr. Schipke in May 1996. See "Employment Contracts and Termination of Employment and Change in Control Arrangements - Arrangements with Named Executives Concerning Termination of Employment."

                   EMPLOYMENT CONTRACTS AND TERMINATION OF
                EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENT WITH MR. DUNLAP

   On July 18, 1996, the Company entered into the Dunlap Agreement with Mr. Dunlap, pursuant to which the Company has agreed to employ Mr. Dunlap as Chairman of the Board and Chief Executive Officer, and Mr. Dunlap has agreed to serve in such capacities, for an initial period of three years ending July 17, 1999, and for successive one-year renewal periods unless advance notice of termination is given by either party by no later than April 1 of the immediately preceding year. The Dunlap Agreement may not be renewed beyond July 17, 2001.

COMPENSATION

   Under the Dunlap Agreement, Mr. Dunlap will be paid a base salary at an annual rate of $1,000,000. The Company may increase Mr. Dunlap's base salary, but may not reduce it after any such increase. Mr. Dunlap is eligible to participate immediately in the other benefit plans available generally to employees or other senior executives of the Company. However, he is not eligible to participate in any incentive plan of the Company. The Company also provides Mr. Dunlap with various perquisites on a grossed up basis.

CERTAIN EQUITY PURCHASES AND EQUITY GRANTS

   Mr. Dunlap invested $3,000,000 in the Company on July 18, 1996, by purchasing 244,898 shares of Common Stock from the Company at a price of $12.25 per share (the closing price of the Company's Common Stock on the NYSE on July 17, 1996). Mr. Dunlap received a one-time grant on July 18, 1996, of 1,000,000 restricted shares (the "Restricted Shares"). One-third of such Restricted Shares vested on July 18, 1996 and the remainder will vest in two equal installments on each of the first and second anniversaries of the grant date. Subject to approval by the Company's shareholders at the Special Meeting (see "Proposal 1--Approval of Stock Option Plan for Albert J. Dunlap contained in the Employment Agreement between the Company and Albert J. Dunlap"), Mr. Dunlap received a one-time grant effective as of July 18, 1996 of options to purchase 2,500,000 shares of Common Stock at a price of $12.25 per share (the "Dunlap Options"). The term of the Dunlap Options is ten years, and they will vest with respect to one-third of the shares subject thereto on the grant date and an additional one-third on each of the first and second anniversaries of the grant date. If the shareholders do not approve the stock option provisions of the Dunlap Agreement, the Company and Mr. Dunlap have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. The terms and conditions of any such alternative compensation arrangements have not been determined. However, if the shareholders of the Company do not approve Proposal 1, Mr. Dunlap may elect to terminate his employment for Good Reason (as discussed below). Upon the occurrence of a Change in Control of the Company (as defined below), the Dunlap Options and Restricted Shares will vest in full.

TERMINATION AND CHANGE IN CONTROL PROVISIONS

   The Company may terminate Mr. Dunlap's employment under the Dunlap Agreement at any time, or due to his disability, or for Cause. As defined in the Dunlap Agreement, "Cause" means (i) willful failure substantially to perform Mr. Dunlap's duties under the Dunlap Agreement, except if such failure results from disability, or (ii) his conviction for a felony (or a plea of guilty or nolo contendere thereto). Mr. Dunlap may terminate his employment under the Dunlap Agreement at any time. In addition, he may terminate his employment for Good Reason by notifying the Company within 90 days after any of the following events occurring without his consent, unless remedied by the Company within 30 days after receiving such notice:

       (i) any change in Mr. Dunlap's title as Chairman of the Board and Chief Executive Officer or his removal from, or the failure to re-elect him to, such positions;

       (ii) any assignment of duties materially inconsistent with his positions or any material limitation of his powers as contemplated by the Dunlap Agreement;

       (iii) any requirement that Mr. Dunlap be based without his consent anywhere other than at the Company's principal executive office;

       (iv) any reduction in Mr. Dunlap's base salary;

       (v) any failure to continue in effect any fringe benefit plan in effect at the date of the Dunlap Agreement or to provide Mr. Dunlap equivalent benefits;

       (vi) the failure of the Company, within 60 days after the date of the Dunlap Agreement, to have Mr. Dunlap duly elected as a Director and thereafter to maintain his status as a Director while he serves as Chief Executive Officer;

       (vii) the failure of the Company to have three individuals (or their successors) designated by Mr. Dunlap to be elected and reelected as Directors;

       (viii) a Change in Control of the Company; or

       (ix) any other material breach of the agreement by the Company.

As defined in the Dunlap Agreement, a "Change in Control" means the occurrence of any one of the following events:

       (i) any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that Act, of 25% or more of the voting stock of the Company;

       (ii) the majority of the Board of Directors consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of the agreement and any individuals designated by Mr. Dunlap; provided that any person becoming a Director subsequent to such date whose election or nomination for election was supported by two-thirds of the Directors who then comprised the Incumbent Directors is considered to be an Incumbent Director;

       (iii) the Company, without Mr. Dunlap's consent, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

       (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the persons who were shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

   The Dunlap Agreement provides that, if the Company terminates Mr. Dunlap's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason, (i) he will receive as liquidated damages a lump sum payment in an amount equal to the base salary that would have been payable through the period ending June 17, 1999, or any then applicable renewal period, (ii) the Dunlap Options and Restricted Shares will become fully vested, and he will be entitled to exercise the Dunlap Options for the balance of the original ten-year term, and (iii) he will be entitled to continue participating in the employee benefit plans in which he had been entitled to participate before termination, for three years after termination, or to receive substantially equivalent benefits.

   The Dunlap Agreement provides that, if the Company terminates Mr. Dunlap's employment for Cause or if he terminates his employment other than for Good Reason, all obligations (other than accrued obligations) of the Company will cease, except that he will be able to exercise the Dunlap Options which are exercisable on the date of termination within 90 days, if the termination is for Cause, and within one year, if it is by Mr. Dunlap without Good Reason.

   The Dunlap Agreement provides that, if Mr. Dunlap's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the Dunlap Options which are then exercisable or which would have become exercisable within one year after the date of death and, further, the portion of then unvested Restricted Shares equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 24 minus the number of months remaining in the first two years of the employment term and denominator of which is 24, will become vested as of the date of death. If his employment is terminated due to disability, he will be entitled to exercise within three years all Dunlap Options which are then exercisable or which would have become exercisable within one year after the date of termination and the portion of Restricted Shares determined in accordance with the procedure described in the immediately preceding sentence will become vested as of the date of termination.

   In addition, the Dunlap Agreement provides that Mr. Dunlap will be entitled to receive a gross-up with respect to any excise tax applicable under the Code to "excess parachute payments."

EMPLOYMENT AGREEMENTS WITH MESSRS. KERSH, WHITE AND FANNIN

   In July 1996, the Company entered into employment agreements with Messrs. Kersh, White and Fannin (the "Executives"), for an initial period of three years ending on the third anniversary of the date the applicable agreement was executed.

COMPENSATION

   Under the agreements, Messrs. Kersh, White and Fannin will be paid a base salary at annual rates of $425,000, $425,000 and $300,000, respectively. The base salaries will not be increased during the term of the agreements. In addition, Messrs. Kersh and White have each received an initial signing bonus of $125,000. The Executives will also be eligible to participate immediately in the other benefit plans available generally to employees or other senior executives of the Company. However, they will not be eligible to participate in any cash incentive plan of the Company.

CERTAIN EQUITY PURCHASES AND EQUITY GRANTS

   Messrs. Kersh, White and Fannin have invested approximately $500,000, $500,000 and $100,000, respectively, in shares of Common Stock of the Company. Messrs. Kersh, White and Fannin each received a one-time grant of 100,000, 100,000 and 10,000 Restricted Shares, respectively (Mr. Fannin's grant was under the Option Plan). Such Restricted Shares will vest in three equal installments on each of the first, second and third anniversaries of the grant date. Messrs. Kersh, White and Fannin received one-time grants, effective as of July 22, July 26 and July 29, 1996, respectively, of options to purchase 250,000, 250,000 and 75,000 shares, respectively, of Common Stock at a price of $14.26, $15.07 and $15.32 per share, respectively, under the Option Plan. In addition, subject to approval by the Company's shareholders at the Special Meeting (see "Proposal 2--Approval of Stock Option Plan for Russell A. Kersh contained in the Employment Agreement between the Company and Russell A. Kersh" and "Proposal 3--Approval of Stock Option Plan for P. Newton White contained in the Employment Agreement between the Company and P. Newton White"), Messrs. Kersh and White each received, effective as of July 22 and July 26, 1996, respectively, one-time grants of options to purchase 250,000 shares, at a price of $14.26 and $15.07 per share, respectively. The term of such options is ten years, and they will vest with respect to one-third of the shares subject thereto on each of the first, second and third anniversaries of the grant date. If the shareholders do not approve the stock option provisions of the Kersh Agreement or the White Agreement, the Company and each such Executive have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. The terms and conditions of any such alternative compensation arrangements have not been determined. However, if the shareholders of the Company do not approve Proposal 2, with respect to Mr. Kersh, or Proposal 3, with respect to Mr. White, such Executive may elect to terminate his employment for Good Reason (as discussed below).

TERMINATION AND CHANGE IN CONTROL PROVISIONS

   The Company may terminate an Executive's employment under the agreements at any time, or due to the Executive's disability, or for Cause (as defined above). Each Executive may terminate his employment under the agreement at any time. In addition, he may terminate his employment for Good Reason by notifying the Company within 90 days after any of the following events occurring without his consent, unless remedied by the Company within 30 days after receiving such notice:

       (i) any assignment of duties materially inconsistent with his positions or any material limitation of his powers as contemplated by the agreement;

       (ii) any removal of the Executive from, or any failure to reelect the Executive to the executive officer position specified in the agreement; or

       (iii) any other material breach of the agreement by the Company.

   The agreements provide that, if the Company terminates an Executive's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason or following a Change in Control (as defined above), (i) he will receive as liquidated damages a lump sum payment in an amount equal to the base salary that would have been payable through the end of the employment term, (ii) the options and Restricted Shares will become fully vested, and he will be entitled to exercise the options for the balance of the original ten-year term, and (iii) he will be entitled to continue participating in the employee benefit plans in which he had been entitled to participate before termination, through the end of the employment term, or to receive substantially equivalent benefits.

   The agreements provide that, if the Company terminates an Executive's employment for Cause or if he terminates his employment other than for Good Reason or following a Change in Control, all obligations (other than accrued obligations) of the Company will cease, except that he will be able to exercise the options which are exercisable on the date of termination within 90 days, if the termination is for Cause, and within one year, if it is by the Executive other than for Good Reason or following a Change in Control.

   The agreements provide that, if an Executive's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the options which are then exercisable or which would have become exercisable within one year after the date of death and, further, the portion of then unvested Restricted Shares equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 36 minus the number of months remaining in the first three years of the employment term and denominator of which is 36, will become vested as of the date of death. If his employment is terminated due to disability, he will be entitled to exercise within three years all options which are then exercisable or which would have become exercisable within one year after the date of termination and the portion of Restricted Shares determined in accordance with the procedure described in the immediately preceding sentence will become vested as of the date of termination.

   In addition, the agreements provide that each Executive will be entitled to receive a gross-up with respect to any excise tax applicable under the Code to "excess parachute payments."

EMPLOYMENT AGREEMENT WITH MR. VOLK

   The Company is a party to an employment agreement with Mr. Volk for a term continuing through 1996. The agreement established base annual salary of not less than $350,000. In addition, Mr. Volk is eligible to receive bonuses, as determined by the Board of Directors, up to a maximum amount of 60% of his base salary.

   Pursuant to the termination provisions and subject to Mr. Volk's compliance with certain non-competition provisions contained in the agreement, in the event of his (i) termination from the Company without cause or (ii) termination of his employment by Mr. Volk upon a "Change in Control" (as defined in the agreement), subject to release by Mr. Volk of any damages incurred because of the Company's actions, he will be entitled to an amount equal to the product of (A) base salary as of the date of termination and (B) the number of years, including any partial year, which shall be expressed as a fraction, remaining in the term of the agreement, but in no event less than one year's annual base salary. In the event of death, all amounts accrued through the date of death shall be paid. In the event of disability, Mr. Volk will continue to receive his base salary for such period until his employment is terminated, provided that payments made are reduced by any sums payable to him under the Company's disability benefit plan or the Social Security disability insurance program. If Mr. Volk's employment with the Company is terminated for cause (as defined in the agreement), he is entitled only to accrued obligations of the Company through the date of termination.

ARRANGEMENTS WITH NAMED EXECUTIVES CONCERNING TERMINATION OF EMPLOYMENT

   In connection with Mr. Schipke's resignation and the terminations of employment with the Company of Messrs. Clegg, O'Hara and Boynton, the Company entered into certain arrangements with each of them, providing that, pursuant to the terms of their respective employment agreements and in consideration of the execution of the agreements and of a release and covenant not to sue contained therein, they would receive payments equal to, in the case of Mr. Schipke, the base salary remaining under his employment agreement (until December 31, 1996), and, in the case of each of Messrs. Clegg, O'Hara and Boynton, one year base salary at their current rate of compensation, less applicable withholding taxes. In addition, Mr. Schipke will also receive continuation of health, dental and life insurance coverage, on the same basis as prior to termination of employment, until December 31, 1997. The agreement with Mr. Schipke also provides for immediate repayment by him of the balance then outstanding on the August Loan and the December Loan. See "Certain Relationships and Related Transactions--Indebtedness of Management." The termination agreement with Mr. Schipke also provided for immediate vesting of all of his then outstanding options to purchase shares of Common Stock and Restricted Shares.

CHANGE IN CONTROL PLAN

   In December 1995, based on the recommendation of the Compensation Committee, the Board of Directors adopted a Change in Control Plan with respect to executive vice presidents of the Company, including Messrs. Kersh, White, Volk and Fannin. Pursuant to this plan, if there is a "Change in Control" of the Company prior to December 31, 1996, followed by a "Change in Status" of any executive vice president of the Company (who holds such office as of the effective date of the Change in Control and which Change in Status occurs within two years following Change in Control), the executive vice president shall be entitled to receive an amount such that the aggregate value of all payments and benefits to him which are contingent upon a Change in Control shall be not less than 2.99 times the officer's "base amount" (as calculated in accordance with Section 280(g) of the Code and applicable regulations) (the "Change in Control Payment"). The amount of the Change in Control Payment is inclusive of all amounts to which the executive vice president may otherwise be entitled by reason of a Change in Control, coupled with a Change in Status, including (but not limited to) amounts paid pursuant to the employment agreement between the Company and the executive, as described above, or pursuant to the Company's Option Plan, which also provides for accelerated vesting of outstanding options upon a Change in Control followed by a Change in Status. The Change in Control Plan terminates as of December 31, 1996.

                                OTHER MATTERS

   In accordance with the By-Laws of the Company, no other business may be presented for consideration at the Special Meeting other than that specified in the accompanying Notice of Special Meeting except such other matters as may be incident to the conduct of the Special Meeting. Proxies in the enclosed form will be voted in respect of such other matters as may be incident to the conduct of the Special Meeting in accordance with the judgment of the person or persons voting the proxies.

   The Company is not aware of any substantial interest, direct or indirect, by holders of Common Stock or otherwise, of any officer, Director or associate of the foregoing persons in any matter to be acted on, as described herein, other than the interests of Messrs. Dunlap, Kersh and White in their respective Stock Option Plans.

                             COST OF SOLICITATION

   The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

                          1997 SHAREHOLDER PROPOSALS

   Any shareholder wishing to submit a proposal to the Company for consideration for inclusion in its proxy statement relating to its 1997 Annual Meeting of Shareholders must deliver such proposal to the Secretary of the Company at the Company's corporate office, 2100 New River Center, 200 East Las Olas Boulevard, Fort Lauderdale, FL 33301, on or before January 31, 1997.

                              SUNBEAM CORPORATION
                             2100 NEW RIVER CENTER
                          200 EAST LAS OLAS BOULEVARD
                           FORT LAUDERDALE, FL 33301

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints Robert Gluck and Rich Goudls as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Sunbeam Corporation (the "Company") held of record by the undersigned on August 23, 1996, at the Special Meeting of Shareholders of the Company to be held on September 27, 1996, and at any postponements or adjournments thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals No. 1, 2 and 3. Proxies will be voted in respect of such other matters as may be incident to the conduct of the Special Meeting in accordance with the judgment of the Proxies appointed hereby.

                     (Continued and to be dated and signed on the reverse side.)

                                   SUNBEAM CORPORATION
                                   P.O. BOX 11223
                                   NEW YORK, N.Y. 10203-0223

1. To approve the Stock Option Plan for Albert J. Dunlap (Proposal No. 1):

   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

2. To approve the Stock Option Plan for Russell A. Kersh (Proposal No. 2):

   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. To approve the Stock Option Plan for P. Newton White (Proposal No. 3):

   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

                                  CHANGE OF ADDRESS AND
                                  OR COMMENTS MARK HERE [ ]

                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  Dated:_________________________________, 1996

                                  _____________________________________________
                                                    Signature

                                  _____________________________________________
                                            Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.

                                                 VOTES MUST BE INDICATED (X)
                                                 IN BLACK OR BLUE INK.      [ ]

                                                                      Appendix A


                        EMPLOYMENT AGREEMENT

                           by and between

                         SUNBEAM CORPORATION

                                 and

                          ALBERT J. DUNLAP

                    Effective as of July 18, 1996

                        EMPLOYMENT AGREEMENT

            AGREEMENT, effective as of July 18, 1996 (the "Effective Date"), by and between Albert J. Dunlap (the "Executive") and Sunbeam Corporation, a Delaware corporation (the "Company").

            WHEREAS, the Board of Directors of the Company (the "Board") desires to employ the Executive and the Executive desires to furnish services to the Company on the terms and conditions hereinafter set forth; and

            WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

            1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

            2. EMPLOYMENT PERIOD. The period of employment of the Executive by the Company hereunder (the "Employment Period") shall commence on the Effective Date and shall end on July 17, 1999 (or the Date of Termination (as defined in Section 6 below), if earlier). Commencing on July 18, 1999, the Employment Period shall be extended for successive one year periods (individually, a "Renewal Period"), unless a notice not to extend this Agreement shall have been given by either party hereto to the other not later than April 1 immediately preceding the commencement of a Renewal Period or unless the Date of Termination shall have previously occurred; provided, however, that the last such Renewal Period shall be the Renewal Period ending on July 17, 2001. Unless the context suggests otherwise, the Employment Period hereunder shall for all purposes of this Agreement be deemed to include any Renewal Period.

            3. POSITION AND DUTIES. The Executive shall serve as Chairman of the Board and Chief Executive Officer and as a director of the Company and shall report to directly to the Board. During the Employment Period, subject to the supervisory powers of the Board, the Executive shall have those powers and duties consistent with his position as Chairman of the Board and Chief Executive Officer, which powers shall in all cases include, without limitation, the power of supervision and control over and responsibility for the general management and operation of the Company. The Executive agrees to devote substantially all his working time, attention and energies to the performance of his duties for the Company. It shall not be a violation of this Agreement for the Executive to
(i) serve on corporate, civic or charitable boards or committees, (ii) give speeches and make media appearances to discuss matters of public interest and
(iii) manage his personal investments, so long as such activities do not unreasonably interfere with the performance of the Executive's responsibilities as an officer of the Company in accordance with this Agreement. It is understood that the Executive has made a commitment to appear in various cities in the United States in connection with the forthcoming publication of a book entitled MEAN BUSINESS, of which he is a co-author, and it shall not be a violation of this Agreement for the Executive to make such appearances (the expenses relating to such appearances to be borne by the Executive). The Company shall nominate the Executive as a director of the Company and shall use its best efforts to have the Executive elected and reelected to the Board for the duration of the Employment Period. The Company shall also use its best efforts to cause (i) the Board to be expanded from six to not more than nine members and (ii) three individuals, designated by the Executive to be elected and reelected as directors of the Company for the duration of the Employment Period. In the event that any of such individuals fails to qualify or be elected (or, having been elected, resigns, is removed or fails to be re-elected) during the Employment Period, the Executive shall designate a successor reasonably acceptable to the Board and the Company shall nominate such person as a director and shall use its best efforts to cause such person to be elected and reelected.

            4. PLACE OF PERFORMANCE. The principal place of employment of the Executive shall be at the Company's principal executive offices in Fort Lauderdale, Florida, or such other location as may be agreed to by the Board and the Executive. In the event that the Company's principal executive offices are moved from Fort Lauderdale, Florida, the Company shall promptly pay, or reimburse the Executive for, all reasonable expenses incurred by the Executive for a period of one year relating to any change of the Executive's residence from Boca Raton, Florida, in connection with his employment hereunder, including, without limitation, reasonable expenses for himself and his family of travel, moving, storage and suitable lodging and maintenance, and the Company shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to any such expenses. The Company shall pay or reimburse the Executive for all reasonable costs and expenses of residential relocation incurred by him for a period of one year in connection with each and every additional change, if any, in the location of the principal executive offices of the Company, and the Executive shall be reimbursed by the Company on a grossed up basis in the event that any tax is assessed upon him in relation to any such costs or expenses.

            5.  COMPENSATION AND RELATED MATTERS.

                  (a) BASE SALARY. As compensation for the performance by the Executive of his duties hereunder, during the Employment Period the Company shall pay the Executive a base salary at an annual rate of $1,000,000 (the base salary, at the rate in effect from time to time, is hereinafter referred to as the "Base Salary"). The Base Salary shall be payable in equal semi-monthly installments and may be increased from time to time at the discretion of the Company's Compensation Committee (or any successor thereof) and the Board. Base Salary shall not be reduced after any increase thereof.

                  (b)  EQUITY GRANTS.

            (1) PURCHASED SHARES. Effective as of the Effective Date, the Executive shall purchase from the Company for his own account, and the Company shall sell to the Executive, for the sum of $3,000,000 that number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), determined by dividing $3,000,000 by the closing price per share of such shares on the New York Stock Exchange ("NYSE") on July 17, 1996 ($12.25). Such shares shall be the sole property of the Executive, shall be unrestricted and shall be freely tradeable by the Executive, subject to applicable legal restrictions. Within six (6) months after the Effective Date, the Company shall cause the shares to be registered or qualified for resale under the Securities Act of 1933 and applicable state laws.

            (2) RESTRICTED SHARES. Effective as of the Effective Date, the Executive is hereby granted, without cost to the Executive, 1,000,000 shares of the Company's Common Stock, on the terms and conditions set forth herein. One-third of such shares (the "Unrestricted Shares") shall be vested upon the Effective Date and the remaining shares (the "Restricted Shares") shall vest and cease to be restricted in two equal installments on the first and second anniversaries of the Effective Date (subject to earlier vesting provisions set forth in Section 5(b)(4) and earlier vesting and forfeiture provisions set forth in Section 7). All such shares, once vested, shall be the sole property of the Executive, shall be unrestricted and shall be freely tradeable by the Executive, subject to applicable legal restrictions. Within six (6) months after the Effective Date, the Company shall cause all such shares to be registered or qualified for resale under the Securities Act of 1933 and applicable state laws.

            (i) ISSUANCE OF CERTIFICATES. The Unrestricted Shares shall be registered in the Executive's name, and the certificates therefor shall be delivered to the Executive within 10 days after the Effective Date. The Restricted Shares shall be registered in the Executive's name, but the certificates evidencing the Restricted Shares shall be re-tained by the Company until such shares become vested and the restrictions thereon lapse. The period prior to the time that any particular Restricted Shares become vested and the restrictions thereon lapse is hereinafter referred to as the "Restricted Period" with respect to such shares. The Executive shall execute a stock power, in blank, with respect to such Restricted Shares and deliver the same to the Company.

            (ii) RIGHTS AS A STOCKHOLDER. Except as provided herein, during the Restricted Period, the Executive shall have all the rights of a stockholder with respect to Restricted Shares, including the right to receive dividends or other distributions and the right to vote such shares; provided that, in the discretion of the Company any such dividends or other distributions may be retained by the Company unless and until the Restricted Shares in respect of which such dividends or other distributions were paid shall vest.

            (iii) NON-TRANSFERABILITY. During the Restricted Period, the Executive may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Shares, and any attempted sale, transfer, pledge or other encumbrance or disposition (whether voluntary or involuntary) in violation of this Section 5(b)(2)(iii) shall be null and void.

            (iv) DELIVERY OF SHARE CERTIFICATES. Upon the vesting of any Restricted Shares, the certificates evidencing such Restricted Shares, together with any dividends or other distributions retained by the Company pursuant to Section 5(b)(2)(ii), shall be delivered promptly to the Executive. In the case of Executive's death, such certificates, dividends and distributions will be delivered to the beneficiary designated in writing by the Executive pursuant to a form of designation provided by the Company, to the Executive's legatee or legatees, or to his personal representatives or distributees, as the case may be. Unless and until registered under the Securities Act of 1933, as amended, certificates evidencing the shares purchased by the Executive pursuant to Sec-tion 5(b)(1) hereof, the Restricted Shares, the Unrestricted Shares, and shares acquired pursuant to the exercise of the Option (as defined in Section 5(b)(3) below) shall bear the following legend:

            THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

            (3) STOCK OPTIONS. Effective as of the Effective Date, and subject to shareholder approval by Company's shareholders at a special meeting to be held for that purpose prior to September 30, 1996 (the "Special Meeting"), the Executive is hereby granted a non-qualified stock option (an "Option") to purchase 2,500,000 shares of Common Stock (the "Option Award"). The Option Award is subject to the following conditions: (i) the exercise price per share of Common Stock shall be equal to the closing price per share on the NYSE on July 17, 1996 ($12.25), (ii) the Option Award shall vest and become exercisable with respect to one-third (1/3) of the shares of Common Stock subject to such award on the Effective Date and an additional one-third (1/3) of the shares of Common Stock subject to such award on each of the first and second anniversaries of the Effective Date (subject to earlier vesting provisions set forth in Section 5(b)(4) and earlier vesting and forfeiture provisions set forth in Section 7), and (iii) the Option Award shall expire on the tenth anniversary of the Effective Date, subject to earlier termination as provided herein. Within six
(6) months after the Effective Date the Company shall cause all shares subject to the Option to be registered or qualified for resale under the Securities Act of 1933 and applicable state laws. In the event that Company's shareholders fail to approve the grant of the Option at the Special Meeting, the Company and the Executive shall negotiate in good faith a mutually acceptable alternative compensation arrangement; provided, however, that the Executive, in his sole discretion, may elect to terminate this Agreement, in which event it shall be deemed to have been terminated pursuant to Section 6(d) hereof and the Executive shall be entitled to receive the compensation, rights and benefits provided in Section 7(e) hereof (other than in respect of stock options).

            (4) SPECIAL VESTING OF EQUITY GRANTS. Anything herein to the contrary notwithstanding, if a Change in Control occurs during the Employment Period and the Executive has remained continually employed by the Company from the Effective Date to the date of the Change in Control, the Restricted Shares that have not theretofore vested shall vest and the Option Award, to the extent not theretofore vested and exercisable, shall become fully vested and exercisable, upon the occurrence of such Change in Control. For purposes of this Agreement, a Change in Control shall mean the occurrence of any one of the following events:

            (A) any "person" as such term is used in Sec- tions 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, becomes a "beneficial owner," as such term is used in Rule 3d-3 promulgated under that act, of 25% or more of the voting stock of the company (other than a person that is cur- rently the beneficial owner of such per- centage of the Company's voting stock);

            (B) the majority of the Board consists of individuals other than Incumbent Direc- tors, which term means the members of the Board on the date of this Agreement, the Executive and the individuals designated as directors by the Executive in accor-dance with Section 3 hereof; provided that any person becoming a director sub- sequent to such date whose election or nomination for election was supported by two-thirds of the directors who then com- prised the Incumbent Directors shall be considered to be an Incumbent Director;

            (C) the Company, without the Executive's consent, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

            (D) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Compa- ny, all of the voting stock or other own-ership interests of the entity or enti- ties, if any, that succeed to the business of the Company).

                  (c) EXPENSES. During the Employment Period, the Company shall reimburse the Executive for all reasonable business expenses in accordance with applicable policies and procedures then in force, including, without limitation, first class travel, lodging and other expenses incurred by him. In light of the fact that the Executive may be required to travel for extended period of time, such expenses shall include all reasonable expenses of the Executive's wife for travel with the Executive in the service of the Company.

                  (d) VACATION AND OTHER ABSENCES. The Executive shall be entitled to paid vacation and other paid absences, whether for holidays, illness, personal time or any similar purposes, during the Employment Period in accordance with policies applicable generally to senior executives of the Company; provided, however, that the Executive shall always be entitled to at least six weeks of paid vacation in each calendar year and pro rata for part of a year and shall be compensated at the conclusion of each calendar year for any unused vacation days.

                  (e) AUTOMOBILE. The Company shall purchase from the Executive at his cost the Mercedes automobile currently owned by him and shall provide to the Executive, every two years thereafter, during the Employment Period, a new automobile, comparable in type and style, for his exclusive use. The Company shall reimburse the Executive for all reasonable expenses incurred in the use and maintenance of such automobile, and will also provide the Executive with a driver on a full-time basis for security and safety reasons. The Company shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to such driver or expenses.

                  (f) CLUB MEMBERSHIP. During the Employment Period, the Company shall pay any and all initiation fees, monthly membership dues, and company-related expenses in connection with the continuation of the Executive's current country club membership and for comparable country club membership in the event of a relocation of the Company's principal executive office. The Company shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to such fees, dues and expenses.

                  (g) FINANCIAL PLANNING, ETC. During the Employment Period, the Company shall provide the Executive with financial consulting services, including taxrelated advice and services, without cost or expense to him and shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to such services. The Company shall pay the reasonable fees and disbursements of legal, accounting and tax advisors incurred by the Executive in connection with the negotiation, preparation and implementation of this Agreement and any additional instruments and agreements related hereto, and any transactions contemplated hereby, and the Company shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to any such fees and disbursements.

                  (h) OTHER BENEFITS. During the Employment Period, the Executive shall be eligible to participate at no cost or expense to him in welfare plans and programs (including any tax-deferred savings plan, group life insurance plan, medical and dental insurance plan, and accident and disability insurance plan) ("Benefit Plans") applicable generally to employees and/or senior executives of the Company, but shall not be eligible to participate in the Company's short-term or long-term incentive plans or in the Company's employee defined benefit pension plans. The Company will waive, or obtain the waiver of, any waiting periods for eligibility under the Benefit Plans or will provide comparable benefits to the Executive without cost to him during the waiting period.

            6. TERMINATION. The Executive's employment hereunder, as the case may be, may be terminated as follows:

            (a) DEATH. The Executive's employment shall terminate upon his death, and the date of his death shall be the Date of Termination.

            (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for one hundred and twenty (120) consecutive days and, within thirty (30) days after written Notice of Termination (as defined in Section 6(f) hereof) is given, shall not have returned to the performance of his duties hereunder on a full-time basis ("Disability"), the Company may terminate the Executive's employment hereunder. In this event, the Date of Termination shall be thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period).

                  (c) CAUSE. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder:

                       (i) upon the Executive's conviction for the commission of a felony (or a plea of nolo contendere thereto); or

                       (ii) willful failure by the Executive substantially to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to Disability).

                  For purposes hereof, no act or failure to act by the Executive shall be considered "willful" unless done or omitted to be done by him not in good faith or without reasonable belief that his action or omission was in the best interests of the Company or contrary to a formal resolution of the Board. Cause shall not exist unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than two thirds of the entire membership of the Board at a meeting of the Board held for the purpose (after ten (10) days' prior notice to the Executive of such meeting and the purpose thereof and an opportunity for him, together with his counsel, to be heard before the Board at such meeting), finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (ii) of this Section 6(c) and specifying the particulars thereof in detail. The Date of Termination shall be the date specified in the Notice of Termination; provided, however, that, in the case of a termination for Cause under clause (ii) above, the Date of Termination shall not be earlier than 30 days after delivery of the Notice of Termination. Anything herein to the contrary notwithstanding, if, following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony, such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received if his employment had been terminated by the Company without Cause.

                  (d) GOOD REASON. The Executive may terminate his employment hereunder for Good Reason, provided that the Executive shall have delivered a Notice of Termination (as defined in Section 6(f) hereof) within ninety (90) days after the occurrence of the event of Good Reason giving rise to such termination. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following circumstances, without the Executive's express written consent, which are not remedied by the Company within thirty (30) days of receipt of the Executive's Notice of Termination:

                       (i) an assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company or any material limitation of the powers of the Executive not consistent with the powers of the Executive contemplated by Section 3 hereof;

                       (ii) any removal of the Executive from, or any failure to re-elect the Executive to, the positions specified in Section 3 of this Agreement;

                       (iii) the change of the Executive's title as specified by
Section 3 of this Agreement;

                       (iv) the Company's requiring the Executive without his consent to be based at any office or location other than as described in Section 4 of this Agreement;

                       (v) a reduction in the Executive's Base Salary as in effect from time to time;

                       (vi) the failure of the Company to continue in effect any Benefit Plan that was in effect on the date hereof or provide the Executive with equivalent benefits;

                       (vii) the failure of the Company, within not more than sixty (60) days after the Effective Date, to have the Executive duly elected as a member of its Board of Directors and to maintain the Executive in such position at all times thereafter for so long as he shall serve as Chief Executive Officer of the Company;

                       (viii) the failure of the Company to cause three individuals (or their successors) designated by the Executive to be elected and reelected as directors of the Company in accordance with Section 3 hereof;

                       (ix) any other material breach by the Company of this Agreement; or

                       (x) a Change in Control.

            In the event of a termination for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination, which shall be no more than thirty (30) days after the Notice of Termination.

                  (e) OTHER TERMINATIONS. Notwithstanding the foregoing, the Company may terminate the Executive's employment hereunder at any time and the Executive may terminate his employment at any time, in each case subject to the provisions of Sections 7(d) and (e) hereof. If the Executive's employment is terminated hereunder for any reason other than as set forth in Sections 6(a) through 6(d) hereof, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination shall be the Date of Termination.

                  (f) NOTICE OF TERMINATION. Any termination of the Executive's employment hereunder by the Company or by the Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. If any dispute concerning a Notice of Termination of the Executive's employment under Section 6(b), 6(c) or 6(d) hereof results in a determination that a proper basis for such termination did not exist under such section, the Executive's employment under this Agreement shall be treated, with respect to a Notice of Termination pursuant to Section 6(b) or 6(c) hereof, as having been terminated pursuant to Section 6(e) hereof or, with respect to a Notice of Termination pursuant to Section 6(d) hereof, as having not been terminated.

            7.  COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                  (a)  DISABILITY PERIOD.  During any period
during the Employment Period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary and (ii) participate in the Benefit Plans. Such payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                  (b) DEATH. If the Executive's employment hereunder is terminated as a result of death, then:

                        (i) the Company shall pay the Executive's estate or designated beneficiary, as soon as practicable after the Date of Termination, any Base Salary installments due in the month of death and any reimbursable expenses, accrued or owing the Executive hereunder as of the Date of Termination;

                        (ii) the Options granted to the Executive pursuant to the Option Award shall become vested and exercisable, as of the Date of Termination, to the extent such Option Award would have otherwise become vested on or before the first anniversary of the Date of Termination, and all vested Options shall remain exercisable for a period of one year following such Date of Termination and shall thereafter be completely forfeited and cancelled; any Options that would not have become vested and exercisable on or before the first anniversary of the Date of Termination shall terminate and be forfeited as of the Date of Termination; and

                        (iii) the portion of the Restricted Shares that have not vested as the Date of Termination equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 24 minus the number of full months remaining in the first two years of the Employment Period (disregarding the earlier termination thereof) after the Date of Termination and denominator of which is 24, shall become vested as of the Date of Termination and the restrictions imposed thereon shall lapse. The balance of such unvested Restricted Shares shall be forfeited to the Company (without further action on the part of the Company or the Executive) as of the Date of Termination, and the Executive shall have no further rights with respect to such balance.

                  (c) DISABILITY. If the Executive's employment hereunder is terminated as a result of Disability, then:

                        (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses, accrued or owing the Executive hereunder for services as of the Date of Termination;

                        (ii) the Options granted to the Executive pursuant to the Option Award shall become vested and exercisable, as of the Date of Termination, to the extent such Option Award would have otherwise become vested on or before the first anniversary of the Date of Termination, and all vested Options shall remain exercisable for a period of three years following such Date of Termination and shall thereafter be completely forfeited and cancelled; any Options that would not have become vested and exercisable on or before the first anniversary of the Date of Termination shall terminate and be forfeited as of the Date of Termination; and

                        (iii) the portion of the Restricted Shares that have not vested as the Date of Termination equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 24 minus the number of full months remaining in the first two years of the Employment Period (disregarding the earlier termination thereof) after the Date of Termination and denominator of which is 24, shall become vested, and the restrictions imposed thereon shall lapse. The balance of such unvested Restricted Shares shall be forfeited to the Company (without further action on the part of the

      Company or the Executive) as of the Date of Termination, and the Executive shall have no further rights with respect to such balance.

                  (d) CAUSE OR BY EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment hereunder is terminated by the Company for Cause or by the Executive (other than for Good Reason), then:

                        (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder for services as of the Date of Termination; and

                        (ii) the Executive shall immediately forfeit any unvested Restricted Shares and any unvested portion of the Option Award. In the event of termination by the Company for Cause, the Executive shall have the right to exercise the vested unexercised portion of the Option Award for a period of ninety (90) days after the Date of Termination, and the unexercised portion of such Option Award shall be forfeited thereafter. In the event of termination by the Executive other than for Good Reason, the Executive shall have the right to exercise the vested unexercised portion of the Option Award for a period of one year following the Date of Termination and the unexercised portion of such Option Award shall be forfeited thereafter.

                  (e) TERMINATION BY COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE WITH GOOD REASON. If the Executive's employment hereunder is terminated by the Company (other than for Cause or Disability) or by the Executive for Good Reason, then:

                        (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses, accrued or owing the Executive hereunder for services as of the Date of Termination;

                        (ii) the Company shall immediately pay to the Executive as liquidated damages and not as a penalty a lump sum amount equal to the total Base Salary that would have otherwise been payable to the Executive with respect to the period commencing immediately following the Date of Termination and ending on July 17, 1999, or, if applicable, the expiration of the Renewal Period (the "Salary Continuation Period") at the annualized rate in effect at the time Notice of Termination is given;

                        (iii) the Options granted to the Executive pursuant to the Option Award shall become fully vested and exercisable, and the Restricted Shares shall become fully vested, as of the Date of Termination. The Option Award shall remain exercisable for the balance of its original 10-year term; and

                        (iv) for a period of three years immediately following the Date of Termination, the Executive shall continue to participate in all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination in accordance with the terms of such plans and programs as in effect from time to time; provided that the Executive's continued participation is permitted under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive and his dependents with benefits substantially the same as those which the Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred or provide their economic equivalent.

            8. GROSS-UP FOR EXCISE TAX. In the event that the Executive receives any payment or benefit (including but not limited to the payments or benefits pursuant to Section 7 of this Agreement) (a "Payment") that is subject to the excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive, as soon thereafter as practicable, an additional amount (a

"Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax imposed upon the Payment and any federal, state and local income tax and Excise Tax imposed upon the Gross-Up Payment shall be equal to the Payment. The determination of whether an Excise Tax is due in respect of any payment or benefit, the amount of the Excise Tax and the amount of the Gross-Up Payment shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one nationally recognized accounting firm and those two firms shall jointly select the nationally recognized accounting firm to serve as the Auditor. Notwithstanding the foregoing, for purposes of determining the Gross-Up Payment in respect of any Payment, (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Auditor, such other payments or benefits (in whole or in part) do not constitute parachute payments, or are otherwise not subject to the Excise Tax, and (ii) the Executive shall be deemed to pay federal income tax at the highest marginal rate applicable in the calendar year in which the Gross-Up Payment is made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event the actual Excise Tax or such income tax is more or less than the amount used to calculate the Gross-Up Payment, the Executive or the Company, as the case may be, shall pay to the other an amount reflecting the actual Excise Tax or such income tax, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

            9. MITIGATION. The Executive shall not be required to mitigate amounts payable pursuant to Section 7 hereof by seeking other employment or otherwise, nor shall there be any offset against such payments on account of (a) any remuneration attributable to any subsequent employment that he may obtain or
(b) any claims the Company may have against the Executive.

            10.CONFIDENTIAL INFORMATION, REMOVAL OF DOCUMENTS, NON-COMPETITION.

                  (a) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company and its subsidiaries (the "Sunbeam Entities") all trade secrets, confidential information, and knowledge or data relating to the Sunbeam Entities and the businesses and investments of the Sunbeam Entities, which shall have been obtained by the Executive during the Executive's employment by the Company, including such information with respect to any products, improvements, formulas, designs or styles, processes, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); PROVIDED, HOWEVER, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any specific information or type of information generally not considered confidential by persons engaged in the same business as the Company, or information disclosed by the Company or any officer thereof to a third party without restrictions on the disclosure of such information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by the Company.

                  (b) REMOVAL OF DOCUMENTS. All records, files, drawings, documents, models, and the like relating to the business of the Sunbeam Entities, which the Executive prepares, uses or comes into contact with and which contain Confidential Information shall not be removed by the Executive from the premises of any Sunbeam Entity (without the written consent of the Company) during or after the Employment Period unless such removal shall be required or appropriate in connection with his carrying out his duties under this Agreement, and, if so removed by the Executive, shall be returned to such Sunbeam Entity immediately upon termination of the Executive's employment hereunder.

                  (c) NON-COMPETITION. During (i) the Executive's employment with the Company and (ii) the two (2) year period immediately following the Executive's Date of Termination, the Executive (A) shall not engage, anywhere within the geographical areas in which any Sunbeam Entity is then conducting its business operations, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in any business (a "Competitive Business") which competes with any business then being conducted by such Sunbeam Entity;
(B) shall not solicit or encourage any officer, employee or consultant of any of the Sunbeam Entities to leave the employ of any of the Sunbeam Entities for employment by or with any Competitive Business; and (C) shall not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the customers or accounts, or prospective customers or accounts, of any Sunbeam Entity, which were contacted, solicited or served by the Executive while employed by the Company; provided, however, that nothing herein shall prohibit the Executive from owning a maximum of two percent (2%) of the outstanding stock of any publicly traded corporation. Following the Date of Termination, ownership by the Executive of not more than five percent (5%) of any publicly traded corporation shall not constitute a violation hereof. If, at any time, the provisions of this Section 10(c) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10(c) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 10(c) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. For purposes of this Section 10(c), the design, manufacture and marketing of outdoor barbecue grills, casual outdoor and indoor furniture and small kitchen appliances shall be construed to be a Competitive Business; provided, however, that the gross revenues derived from sales of such products by such competitor are greater than the lesser of (i) 10% of its total revenues and (ii) $500,000,000.

                  (d) REMEDIES. In the event of a breach or threatened breach of this Section 10, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

                  (e) CONTINUING OPERATION. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

            11. INDEMNIFICATION. The Company shall indemnify the Executive to the full extent permitted by law and the By-laws of the Company for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of all his duties hereunder, including, without limitation, the right to be paid in advance by the Company for his expenses in defending a civil or criminal action, proceeding or investigation prior to the final disposition thereof. The Executive shall be insured under the Company's Directors' and Officers' Liability Insurance Policy as in effect from time to time. Notwithstanding any other provision of this Agreement to the contrary, any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 11.

            12.  SUCCESSORS; BINDING AGREEMENT.

                  (a) COMPANY'S SUCCESSORS. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the business and/or assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and/or assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company will require any such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement (except in the definition of Change in Control), "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement or by operation of law.

                  (b) EXECUTIVE'S SUCCESSORS. This Agreement shall not be assignable by the Executive. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

            13. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:

                  Albert J. Dunlap
                  422 Addison Park Lane
                  Boca Raton, Florida 33432

            (With a copy to:

                  Reboul, MacMurray, Hewitt, Maynard
                        & Kristol
                  45 Rockefeller Plaza
                  New York, New York 10111
                  Attn: Howard G. Kristol, Esq.)

            If to the Company:

                  Sunbeam Corporation
                  2100 New River Center
                  200 East Las Olas Boulevard
                  Fort Lauderdale, Florida 33301

                  Attn:  Chairman of the Compensation
                              Committee

            (With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  One Rodney Square
                  Wilmington, Delaware 19801

                  Attn: Richard L. Easton, Esq.)

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            14. MISCELLANEOUS. No provisions of this Agreement may be modified unless such modification is agreed to in writing signed by the Executive and an authorized officer of the Company. Any waiver or discharge must be in writing and signed by the Executive or such an authorized officer of the Company, as the case may be. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

            15. WITHHOLDING. Any payments provided for in this Agreement shall be paid net of any applicable withholding of taxes required under federal, state or local law.

            16. ARBITRATION. Except as otherwise provided herein, all controversies, claims or disputes arising out of or related to this Agreement shall be settled under the rules of the American Arbitration Association then in effect in the State of Florida, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The costs of the arbitration shall be borne as determined by the arbitrators PROVIDED, HOWEVER, that if the Company's position is not substantially upheld, as determined by the arbitrators, the expenses of the Executive (including, without limitation, fees and expenses payable to the AAA and the arbitrators, fees and expenses payable to witnesses, including expert witnesses, fees and expenses payable to attorneys and other professionals, expenses of the Executive in attending the hearings, costs in connection with obtaining and presenting evidence and costs of transcription of the proceedings), as determined by the arbitrators, shall be reimbursed to him by the Company.

            17. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            19. ENTIRE AGREEMENT. This Agreement between the Company and the Executive sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the parties hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on July 18, 1996 to be effective as of the Effective Date.

                                       SUNBEAM CORPORATION

                                       By:/s/ Peter A. Langerman
                                          ------------------------------------
                                          Name: Peter A. Langerman
                                          Title: Chairman of the Executive
                                                 Committee
                                          /s/ Albert J. Dunlap
                                         ------------------------------------
                                          Albert J. Dunlap

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT, effective as of July 22, 1996 (the "Effective Date"), by and between RUSSELL A. KERSH (the "Executive") and SUNBEAM CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

      WHEREAS, the Company desires to employ the Executive and the Executive desires to furnish services to the Company on the terms and conditions hereinafter set forth; and

      WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

      1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

      2. EMPLOYMENT PERIOD. The period of employment of the Executive by the Company hereunder (the "Employment Period") shall commence on the Effective Date and shall end on July 22, 1999 (or the Date of Termination (as defined in Section 6 below), if earlier).

      3. POSITION AND DUTIES. The Executive shall serve as Executive Vice President, Finance and Administration, and shall have such responsibilities, duties and authority as are consistent with such position and such other duties as may from time to time be assigned to him by the Chief Executive Officer. The Executive agrees to devote substantially all his working time, attention and energies to the performance of his duties for the Company. The Company shall nominate the Executive as a director of the Company and shall use its best efforts to have the Executive elected and reelected to the Board for the duration of the Employment Period.

      4. PLACE OF PERFORMANCE. The principal place of employment of the Executive shall be at the Company's principal executive offices in either Broward or Palm Beach County, Florida, or such other location as may be agreed to by the Board. In the event that the Company's principal executive offices are moved from Broward or Palm Beach County Florida, the Company shall promptly pay, or reimburse the Executive for, all reasonable expenses incurred by the Executive relating to any change of the Executive's residence from Broward or Palm Beach County, Florida, in connection with his employment hereunder, including, without limitation, reasonable expenses for himself and his family of travel, moving, storage and suitable lodging and maintenance, and the Company shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to any such expenses. The Company shall pay or reimburse the Executive for all reasonable costs and expenses of residential relocation incurred by him in connection with each and every additional change, if any, in the location of

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the principal executive offices of the Company, and the Executive shall be reimbursed by the Company on a grossed up basis in the event that any tax is assessed upon him in relation to any such costs or expenses.

      5.    COMPENSATION AND RELATED MATTERS.

           (a) BASE SALARY. As compensation for the performance by the Executive of his duties hereunder, during the Employment Period the Company shall pay the Executive a base salary at an annual rate of $425,000 (the "Base Salary"), which Base Salary shall be payable in substantially equal semi-monthly installments. It is agreed that there shall be no increase or decrease in the Base Salary during the Employment Period. The Company also shall pay to the Executive, within fifteen (15) days from the Effective Date, the sum of One Hundred and Twenty Five Thousand Dollars ($125,000) as a one time bonus for agreeing to the terms hereof. The parties agree that the Executive shall not be entitled to participate in any other bonus or incentive compensation programs of the Company.

           (b)  EQUITY AND STOCK OPTION GRANTS.

           (i) PURCHASE OF COMMON STOCK. Effective as of the Effective Date, the Executive shall purchase from the Company for his own account, and the Company shall sell to the Executive, a total of 40,817 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), for the sum of $500,008.25 ($12.25 per share of Common Stock) (the "Purchased Stock"). The Purchased Stock shall be the sole property of the Executive, shall be unrestricted (although unregistered at the time of issuance) and shall be freely tradeable by the Executive, subject to applicable securities laws and other legal restrictions.

           (ii) RESTRICTED SHARES. Effective as of the Effective Date, the Executive has been granted, without cost to the Executive, 100,000 shares of the Company's Common Stock, on the terms and conditions set forth herein (the "Restricted Shares"). One-third of such Restricted Shares shall vest and cease to be restricted in equal installments on each of the first, second and third anniversaries of the Effective Date (subject to earlier vesting provisions set forth in Section 7) provided that the Executive continues to be employed pursuant to this Agreement upon such anniversary dates. All such shares, once vested, shall be the sole property of the Executive, shall be unrestricted and shall be freely tradeable by the Executive, subject to applicable legal restrictions.

           (A) ISSUANCE OF CERTIFICATES. The Restricted Shares shall be registered in the Executive's name, but the certificates evidencing the Restricted Shares shall be retained by the Company until such shares become vested and the restrictions thereon lapse. The period prior to the time that any particular Restricted Shares become vested and the restrictions thereon lapse is hereinafter referred to as the "Restricted Period" with respect to such shares. The Executive shall execute a

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           stock power, in blank, with respect to such Restricted Shares and deliver the same to the Company.

           (B) RIGHTS AS A STOCKHOLDER. Except as provided herein, during the Restricted Period, the Executive shall have all the rights of a stockholder with respect to Restricted Shares, including the right to receive dividends or other distributions and the right to vote such shares; provided that, in the discretion of the Company any such dividends or other distributions may be retained by the Company unless and until the Restricted Shares in respect of which such dividends or other distributions were paid shall vest.

           (C) NON-TRANSFERABILITY. During the Restricted Period, the Executive may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Shares, and any attempted sale, transfer, pledge or other encumbrance or disposition (whether voluntary or involuntary) in violation of this Section 5(b)(ii)(C) shall be null and void.

           (D) DELIVERY OF SHARE CERTIFICATES. Upon the vesting of any Restricted Shares, the certificates evidencing such Restricted Shares, together with any dividends or other distributions retained by the Company pursuant to Section 5(b)(ii)(B), shall be delivered promptly to the Executive. In the case of Executive's death, such certificates, dividends and distributions will be delivered to the beneficiary designated in writing by the Executive pursuant to a form of designation provided by the Company, to the Executive's legatee or legatees, or to his personal representatives or distributees, as the case may be.

           (iii) STOCK OPTIONS. The Executive shall be granted the following stock options (collectively, the "Option Award"):

           (A) Effective as of the Effective Date, by action of the Executive Development and Compensation Committee of the Board of Directors, the Executive has been granted a stock option (the "Plan Option") to purchase 250,000 shares of Common Stock pursuant to the Company's Amended and Restated Equity Team Plan (the "Option Plan") (a copy of which Option Plan is attached hereto as SCHEDULE A and incorporated herein by reference), which options are granted upon the terms and conditions as set forth in the Option Plan (at an exercise price of $14.26/share), except that such option shall vest in equal increments on the first, second and third anniversaries of the grant date and shall be subject to and modified by all other terms and provisions of this Agreement, as expressly set forth herein. In the event of any conflict between any terms of the Option Plan and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall take precedence and shall be controlling as between such documents.

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

           (B) Effective as of the Effective Date, and subject to shareholder approval by the Company's shareholders at a special meeting to be held for that purpose (the "Special Meeting"), which Special Meeting the Company agrees to convene as soon as practicable after the Effective Date hereof, by action of the Executive Development and Compensation Committee, the Executive has been granted a non-qualified stock option (the "Non-Qualified Option") to purchase 250,000 shares of Common Stock. The Non-Qualified Option shall be upon the same terms and conditions as are set forth in Section 5(b)(iii)(A) above, including the exercise price of $14.26/share and the three year vesting schedule. In the event that Company's shareholders fail to approve the grant of the Non-Qualified Option at the Special Meeting, the Company and the Executive shall negotiate in good faith a mutually acceptable alternative compensation arrangement; provided, however, that the Executive, in his sole discretion, may elect to terminate this Agreement, and the Executive shall be entitled to receive the compensation, rights and benefits provided in Section 7(b) hereof (other than in respect of the Non-Qualified Option).

           (iv) REGISTRATION RIGHTS. Within six months after the Effective Date, the Company shall cause the Purchased Stock, the Restricted Shares and all shares of stock subject to the Option Award to be registered or qualified for resale under the Securities Act of 1933 and applicable state laws. Unless and until registered under the Securities Act of 1933, as amended, certificates evidencing the Purchased Stock, the Restricted Shares and shares acquired pursuant to the exercise of the Non-Qualified Option shall bear the following legend:

           THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

           (c) EXPENSES. During the Employment Period, the Company shall reimburse the Executive for all reasonable business expenses in accordance with applicable policies and procedures then in force.

           (d) VACATION AND OTHER ABSENCES. The Executive shall be entitled to paid vacation and other paid absences, whether for holidays, illness, personal time or any similar purposes, during the Employment Period in accordance with policies applicable generally to senior executives of the Company; provided, however, that the Executive shall always be entitled to at least six weeks of paid vacation in each calendar year and pro rata for part of a year. Up to four weeks per year of unused vacation may be maintained by the Executive on a cumulative basis and may be subsequently used in any year or if not so used, the Executive shall be compensated for any unused vacation days upon the termination of this Agreement for any reason.

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           (e) TAX PLANNING SERVICES. During the Employment Period, the Company
shall provide the Executive with tax-related advice and services without cost or expense to him and shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to such services.

           (f) OTHER BENEFITS. During the Employment Period, the Executive shall be eligible to participate at no cost or expense to him in welfare plans and programs (including any tax-deferred savings plan, group life insurance plan, medical and dental insurance plan, and accident and disability insurance plan) ("Benefit Plans") applicable generally to employees and/or senior executives of the Company. The Company will waive, or obtain the waiver of, any waiting periods for eligibility under the Benefit Plans or will provide comparable benefits to the Executive without cost to him during the waiting period.

           6. TERMINATION. The Executive's employment hereunder, as the case may be, may be terminated as follows:

                (a) DEATH. The Executive's employment shall terminate upon his death, and the date of his death shall be the Date of Termination.

                (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for one hundred and twenty (120) consecutive days and, within thirty (30) days after written Notice of Termination (as defined in Section 6(g) hereof), shall not have returned to the performance of his duties hereunder on a full-time basis ("Disability"), the Company may terminate the Executive's employment hereunder. In this event, the Date of Termination shall be thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period).

                (c) CAUSE. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder:

                     (i) upon the Executive's conviction for the commission of a felony (or a plea of nolo contendere thereto); or

                     (ii) willful failure by the Executive substantially to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to Disability).

                For purposes hereof, no act or failure to act by the Executive shall be considered "willful" unless done or omitted to be done by him not in good faith or without reasonable belief that his action or omission was in the best interests of the

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

      Company or contrary to written instructions of the Chief Executive Officer or the Board of Directors. The Date of Termination shall be the date specified in the Notice of Termination; provided, however, that, in the case of a termination for Cause under clause (ii) above, the Date of Termination shall not be earlier than 30 days after delivery of the Notice of Termination. Anything herein to the contrary notwithstanding, if, following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony, such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received if his employment had been terminated by the Company without Cause.

                (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment hereunder for Good Reason, provided that the Executive shall have delivered a Notice of Termination (as defined in Section 6(g) hereof) within ninety (90) days after the occurrence of the event of Good Reason giving rise to such termination. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following circumstances, without the Executive's express written consent, which are not remedied by the Company within thirty (30) days of receipt of the Executive's Notice of
Termination:

                     (i) an assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company or any material limitation of the powers of the Executive not consistent with the powers of the Executive contemplated by Section 3 hereof; or

                     (ii) any removal of the Executive from, or any failure to re-elect the Executive to, the executive officer position specified in
      Section 3 of this Agreement, or, without the Executive's consent, failure to re-elect the Executive as a Director of the Company; or

                     (iii) any other material breach by the Company of this Agreement.

           In the event of a termination for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination, which shall be no more than thirty (30) days after the Notice of Termination.

                (e) OTHER TERMINATIONS. The Company may terminate the Executive's employment hereunder at any time, subject to the provisions of
Section 7(e) hereof. The Executive may terminate his employment at any time, subject to the provisions of Section 7(d) hereof. If the Executive's employment is terminated hereunder for any reason other than as set forth in Sections 6(a) through 6(d) hereof, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination shall be the Date of Termination.

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

                (f) TERMINATION BY THE EXECUTIVE UPON CHANGE IN CONTROL. Upon a Change in Control (as defined below), the Executive shall have the right, upon delivery to the Company of a Notice of Termination (which shall specify a Date of Termination not less than 30 days after such Notice of Termination), to terminate his employment under this Agreement and to receive the payments provided pursuant to Section 7(f) below. If the Executive shall elect to terminate his employment with the Company other than upon a Change in Control, he shall receive only the compensation referred to in Section 7(d) below. For purposes of this Agreement, a Change in Control shall mean the occurrence of any one of the following events:

                     (i) any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, becomes a "beneficial owner," as such term is used in Rule 3d-3 promulgated under that Act, of 25% or more of the voting stock of the Company (other than a person that is currently the beneficial owner of such percentage of the Company's voting stock);

                     (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement, the Executive and the individuals designated as directors by the Chief Executive Officer of the Company; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                     (iii) the Company, without the Executive's consent, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

                     (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

                (g) NOTICE OF TERMINATION. Any termination of the Executive's employment hereunder by the Company or by the Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. If any dispute concerning a Notice of Termination of the Executive's employment under Section 6(b), 6(c) or 6(d) hereof results in a determination that a proper basis for such

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

termination did not exist under such section, the Executive's employment under this Agreement shall be treated, with respect to a Notice of Termination pursuant to Section 6(b) or 6(c) hereof, as having been terminated pursuant to
Section 6(e) hereof or, with respect to a Notice of Termination pursuant to
Section 6(d) hereof, as having not been terminated.

      7. COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                (a) DISABILITY PERIOD. During any period during the Employment Period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary and (ii) participate in the Benefit Plans. Such payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                (b) DEATH. If the Executive's employment hereunder is terminated as a result of death, then:

                     (i) the Company shall pay the Executive's estate or designated beneficiary, as soon as practicable after the Date of Termination, any Base Salary installments due in the month of death and any reimbursable expenses, accrued or owing the Executive hereunder as of the Date of Termination;

                     (ii) the Options granted to the Executive pursuant to the Plan Option and the Options granted to the Executive pursuant to the Non-Qualified Option (if such Non-Qualified Option has been approved by the shareholders as provided in Section 5(b)(iii)(B)) shall become vested and exercisable, as of the Date of Termination, to the extent such Option Award would have otherwise become vested on or before the first anniversary of the Date of Termination, and all vested Options shall remain exercisable for a period of one year following such Date of Termination and shall thereafter be completely forfeited and cancelled; any Options that would not have become vested and exercisable on or before the first anniversary of the Date of Termination shall terminate and be forfeited as of the Date of Termination; and

                     (iii) the portion of the Restricted Shares that have not vested as the Date of Termination equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 36 minus the number of full months remaining in the Employment Period (disregarding the earlier termination thereof) after the Date of Termination and denominator of which is 36, shall become vested as of the Date of Termination and the restrictions imposed thereon shall lapse. The balance of such unvested Restricted Shares shall be forfeited to the Company (without further action on

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      the part of the Company or the Executive) as of the Date of Termination,
      and the Executive shall have no further rights with respect to such balance.

                (c) DISABILITY. If the Executive's employment hereunder is terminated as a result of Disability, then:

                     (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses, accrued or owing the Executive hereunder for services as of the Date of Termination;

                     (ii) the Options granted to the Executive pursuant to the Plan Option and the Options granted to the Executive pursuant to the Non-Qualified Option (if such Non-Qualified Option has been approved by the shareholders as provided in Section 5(b)(iii)(B)) shall become vested and exercisable, as of the Date of Termination, to the extent such Option Award would have otherwise become vested on or before the first anniversary of the Date of Termination, and all vested Options shall remain exercisable for a period of three years following such Date of Termination and shall thereafter be completely forfeited and cancelled; any Options that would not have become vested and exercisable on or before the first anniversary of the Date of Termination shall terminate and be forfeited as of the Date of Termination; and

                     (iii) the portion of the Restricted Shares that have not vested as the Date of Termination equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 36 minus the number of full months remaining in the Employment Period (disregarding the earlier termination thereof) after the Date of Termination and denominator of which is 36, shall become vested, and the restrictions imposed thereon shall lapse. The balance of such unvested Restricted Shares shall be forfeited to the Company (without further action on the part of the Company or the Executive) as of the Date of Termination, and the Executive shall have no further rights with respect to such balance.

                (d) CAUSE OR BY EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment hereunder is terminated by the Company for Cause or by the Executive other than for Good Reason, then:

                     (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder for services as of the Date of Termination; and

                     (ii) the Executive shall immediately forfeit any unvested Restricted Shares and any unvested portion of the Option Award. In the event of termination by the Company for Cause, the Executive shall have the right to exercise the vested unexercised portion of the Option Award for a period of ninety (90) days after the

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      Date of Termination, and the unexercised portion of such Option Award shall be forfeited thereafter. In the event of termination by the Executive other than for Good Reason the Executive shall have the right to exercise the vested unexercised portion of the Option Award for a period of one year following the Date of Termination and the unexercised portion of such Option Award shall be forfeited thereafter.

                (e) TERMINATION BY COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE WITH GOOD REASON. If the Executive's employment hereunder is terminated by the Company (other than for Cause or Disability) or by the Executive for Good Reason, then:

                     (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses, accrued or owing the Executive hereunder for services as of the Date of Termination;

                     (ii) the Company shall immediately pay to the Executive as liquidated damages and not as a penalty a lump sum amount equal to the total Base Salary that would have otherwise been payable to the Executive with respect to the period commencing immediately following the Date of Termination and ending on July 22, 1999, at the annualized rate in effect at the time Notice of Termination is given;

                     (iii) the Options granted to the Executive pursuant to the Option Award shall become fully vested and exercisable, and the Restricted Shares shall become fully vested, as of the Date of Termination. The Option Award shall remain exercisable for the balance of its original 10-year term; and

                     (iv) the Executive shall continue to participate in all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, in accordance with the terms of such plans and programs as in effect from time to time, through July 22, 1999; provided that the Executive's continued participation is permitted under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive and his dependents with benefits substantially the same as those which the Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred or provide their economic equivalent.

                (f) TERMINATION UPON CHANGE IN CONTROL. If the Executive shall elect to terminate his employment under this Agreement upon a Change in Control, the Company shall pay to the Executive the payments described in Sections 7(e)(i), (ii), (iii) and (iv) above.

           8. GROSS-UP FOR EXCISE TAX. In the event that the Executive receives any payment or benefit (including but not limited to the payments or benefits pursuant to Section 7 of this Agreement) (a "Payment") that is subject to the excise tax (the "Excise Tax") under Sec-

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tion 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the
Company shall pay to the Executive, as soon thereafter as practicable, an additional amount (a "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax imposed upon the Payment and any federal, state and local income tax and Excise Tax imposed upon the Gross-Up Payment shall be equal to the Payment. The determination of whether an Excise Tax is due in respect of any payment or benefit, the amount of the Excise Tax and the amount of the Gross-Up Payment shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one nationally recognized accounting firm and those two firms shall jointly select the nationally recognized accounting firm to serve as the Auditor. Notwithstanding the foregoing, for purposes of determining the Gross-Up Payment in respect of any Payment, (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Auditor, such other payments or benefits (in whole or in part) do not constitute parachute payments, or are otherwise not subject to the Excise Tax, and (ii) the Executive shall be deemed to pay federal income tax at the highest marginal rate applicable in the calendar year in which the Gross-Up Payment is made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event the actual Excise Tax or such income tax is more or less than the amount used to calculate the Gross-Up Payment, the Executive or the Company, as the case may be, shall pay to the other an amount reflecting the actual Excise Tax or such income tax, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

           9. MITIGATION. The Executive shall not be required to mitigate amounts payable pursuant to Section 7 hereof by seeking other employment or otherwise, nor shall there be any offset against such payments on account of (a) any remuneration attributable to any subsequent employment that he may obtain or
(b) any claims the Company may have against the Executive.

           10. CONFIDENTIAL INFORMATION, REMOVAL OF DOCUMENTS, NON-COMPETITION.

                (a) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company and its subsidiaries (the "Sunbeam Entities") all trade secrets, confidential information, and knowledge or data relating to the Sunbeam Entities and the businesses and investments of the Sunbeam Entities, which shall have been obtained by the Executive during the Executive's employment by the Company, including such information with

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

respect to any products, improvements, formulas, designs or styles, processes, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); PROVIDED, HOWEVER, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any specific information or type of information generally not considered confidential by persons engaged in the same business as the Company, or information disclosed by the Company or any officer thereof to a third party without restrictions on the disclosure of such information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by the Company.

                (b) REMOVAL OF DOCUMENTS. All records, files, drawings, documents, models, and the like relating to the business of the Sunbeam Entities, which the Executive prepares, uses or comes into contact with and which contain Confidential Information shall not be removed by the Executive from the premises of any Sunbeam Entity (without the written consent of the Company) during or after the Employment Period unless such removal shall be required or appropriate in connection with his carrying out his duties under this Agreement, and, if so removed by the Executive, shall be returned to such Sunbeam Entity immediately upon termination of the Executive's employment hereunder.

                (c) NON-COMPETITION. During (i) the Executive's employment with the Company and (ii) the two (2) year period immediately following the Executive's Date of Termination, the Executive (A) shall not engage, anywhere within the geographical areas in which any Sunbeam Entity is then conducting its business operations, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in any business (a "Competitive Business") which competes with any business then being conducted by such Sunbeam Entity;
(B) shall not solicit or encourage any officer, employee or consultant of any of the Sunbeam Entities to leave the employ of any of the Sunbeam Entities for employment by or with any Competitive Business; and (C) shall not solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the customers or accounts, or prospective customers or accounts, of any Sunbeam Entity, which were contacted, solicited or served by the Executive while employed by the Company; provided, however, that nothing herein shall prohibit the Executive from owning a maximum of two percent (2%) of the outstanding stock of any publicly traded corporation. Following the Date of Termination, ownership by the Executive of not more than five percent (5%) of any publicly traded corporation shall not constitute a violation hereof. If, at any time, the provisions of this Section 10(c) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10(c) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 10(c) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. For purposes of this Section 10(c), the design, manufacture and marketing of outdoor barbecue grills, casual outdoor and indoor furniture and small kitchen appliances shall be construed to be a Competitive Business; provided, however, that the gross revenues derived from sales of such products by such competitor are greater than the lesser of (i) 10% of its total revenues and (ii) $500,000,000.

                (d) REMEDIES. In the event of a breach or threatened breach of this Section 10, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

                (e) CONTINUING OPERATION. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

           11. INDEMNIFICATION. The Company shall indemnify the Executive to the full extent permitted by law and the By-laws of the Company for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of all his duties hereunder, including, without limitation, the right to be paid in advance by the Company for his expenses in defending a civil or criminal action, proceeding or investigation prior to the final disposition thereof. The Executive shall be insured under the Company's Directors' and Officers' Liability Insurance Policy as in effect from time to time. Notwithstanding any other provision of this Agreement to the contrary, any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 11.

           12. SUCCESSORS; BINDING AGREEMENT.

                (a) COMPANY'S SUCCESSORS. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the business and/or assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and/or assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company will require any such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement (except in the definition of Change in Control), "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement or by operation of law.

                (b) EXECUTIVE'S SUCCESSORS. This Agreement shall not be assignable by the Executive. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

           13. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Executive:

                Russell A. Kersh
                3609 NW 62nd Street
                Boca Raton, Florida  33496

           If to the Company:

                Sunbeam Corporation
                2100 New River Center
                200 East Las Olas Boulevard
                Fort Lauderdale, Florida  33301

                Attn: Chairman of the Compensation Committee

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

           14. MISCELLANEOUS. No provisions of this Agreement may be modified unless such modification is agreed to in writing signed by the Executive and an authorized officer of the Company. Any waiver or discharge must be in writing and signed by the Executive or such an authorized officer of the Company, as the case may be. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

           15. WITHHOLDING. Any payments provided for in this Agreement shall be paid net of any applicable withholding of taxes required under federal, state or local law.

           16. ARBITRATION.

                (a) Except as otherwise provided herein, all controversies, claims or disputes arising out of or related to this Agreement shall be settled under the rules of the American Arbitration Association then in effect in the State of Florida, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The costs of the arbitration shall be borne as determined by the arbitrators PROVIDED, HOWEVER, that if the Company's position is not substantially upheld, as determined by the arbitrators, the expenses of the Executive (including, without limitation, fees and expenses payable to the AAA and the arbitrators, fees and expenses payable to witnesses, including expert witnesses, fees and expenses payable to attorneys and other professionals, expenses of the Executive in attending the hearings, costs in connection with obtaining and presenting evidence and costs of transcription of the proceedings), as determined by the arbitrators, shall be reimbursed to him by the Company.

                (b) Notwithstanding the provisions of Section 16(a) above, the parties agree that nothing contained herein shall preclude the Company from bringing an action in a court of competent jurisdiction (whether prior to or during any arbitration proceeding) seeking to specifically enforce the provisions of Section 10 hereof by means of seeking an injunction or other equitable relief.

           17. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the terms of the Option Plan set forth the entire agreement of the parties hereto in respect of the subject matter contained herein, supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto or thereto in respect of the subject matter contained herein or therein is hereby terminated and cancelled. This Agreement may be signed in counterparts.

           18. CONFLICT WITH OPTION PLAN. To the extent, if any, of any inconsistency or conflict between the terms and provisions of this Agreement and the Option Plan, this Agreement shall control in all matters.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on ________________, 1996 to be effective as of the Effective Date.

                               SUNBEAM CORPORATION

                               By:____________________________
                               Name:__________________________
                               Title:_________________________

                               _______________________________
                               RUSSELL A. KERSH

                                                                       Exhibit A


                              AMENDED AND RESTATED
                               SUNBEAM CORPORATION
                                EQUITY TEAM PLAN

                    (Amended and Restated as of May 15, 1996)

1.       PURPOSE.

         The purpose of the Sunbeam Corporation Equity Team Plan is to provide incentives for selected executives, key employees, Outside Directors and Designated Others to promote the financial success and progress of Sunbeam Corporation. Capitalized terms used throughout this Plan shall have the meanings ascribed to them in Section 16 hereof.

2.       STOCK SUBJECT TO THE PLAN.

         (a) Subject to the provisions of this Section and Section 9, the maximum number of shares of Stock that may be issued under the Plan is 11,500,000 shares, to be allocated as follows:

                  (i) 11,300,000 shares may be issued in connection with the grant of Options pursuant to Section 3; and

                  (ii) 200,000 shares may be issued in connection with the grant of Restricted Stock Awards pursuant to Section 3.

                  Such shares may be either authorized but unissued shares or treasury shares.

         (b) The number of shares subject to an Option or a Restricted Stock Award that has been granted under the Plan shall no longer be charged against the limitation provided in Section 2(a), and may again be made subject to Options or Restricted Stock Awards, as the case may be, to the extent that Options expire unexercised or are terminated, surrendered or canceled before exercise or Restricted Stock Awards are forfeited, terminated, surrendered or canceled due to a Participant's termination of employment or service as an Outside Director or for any other reason.

3.       GRANTS OF OPTIONS AND RESTRICTED STOCK AWARDS.

         (a) Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Options to officers, key employees, Outside Directors of the Company (or its subsidiaries) and Designated Others.

         (b) Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant shares of Stock which are subject to the Restrictions set forth in Section 4(b) ("Restricted Stock") to officers, key employees and Outside Directors of the Company (or its subsidiaries) and Designated Others.

         (c) The Committee shall cause 5,000 shares of Restricted Stock to be issued immediately and automatically upon the initial election or appointment of each Outside Director of the Company. The provisions of this Section 3(c) shall not be amended more often than once in any six (6) month period, other than to comport with changes in the Code, ERISA or the rules thereunder.

         (d) The Committee shall cause Options to be granted annually for the purchase of 1,000 shares of Stock to each Outside Director, which Options shall be granted immediately and automatically as of the date of the election of such director. The provisions of this Section 3(d) shall not be amended more often than once in any six (6) month period, other than to comport with changes in the Code, ERISA or the rules thereunder.

         (e) Each Option shall be evidenced by a Stock Option Agreement, and each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement, each in a form approved by the Committee or by a Company officer designated by the Committee.

         (f) Notwithstanding any other provision of the Plan, no person shall be granted Options for more than 250,000 shares of Stock or Restricted Stock Awards for more than 25,000 shares of Stock in any single fiscal year of the Company.


4.       TERMS AND CONDITIONS.

         (a)      OPTIONS.

                  (i) An Option shall entitle the Participant who holds it to exercise the Option on and subject to the terms, conditions and restrictions of the Plan (as the Plan may be amended from time to time) and such additional terms, conditions and restrictions as may be imposed by the Committee at the time of grant.

                  (ii) Unless otherwise specified by the Committee, the term of each Option granted prior to May 15, 1996 (herein the "1996 Amendment Date") and which is In-the-Money as of the 1996 Amendment Date shall commence on the date of grant of the Option and shall expire at the close of business on the earlier of (A) the tenth anniversary of the date of grant or (B) the 45th day following the termination of the Participant's employment with, or service as director of, the Company (or a subsidiary). Unless otherwise specified by the Committee, the term of each Option granted on or after the 1996 Amendment Date and the term of each Option granted prior to the 1996 Amendment Date which is Out- of-the- Money as of the 1996 Amendment Date, shall commence on the Grant Date of the Option and shall expire at the close of business on the earliest of (A) the tenth anniversary of the Grant Date; or (B) the third anniversary of the date of termination of the Participant's employment with, or service as a director of, the Company (or a subsidiary), in the case of retirement or termination by the Company without Cause; or (C) 90 days after the date of termination of employment in the case of resignation, voluntary departure or termination by the Company with Cause; or (D) in the case of a Designated Other, the date specified in the Stock Option Agreement. Notwithstanding the foregoing sentence, Participants who are subject to Section 16(b) of the Exchange Act shall have until the earlier of (A) the tenth anniversary of the Grant Date; or (B) the third anniversary of the date of termination of their employment with, or service as a director of the Company, regardless of the cause, within which to exercise Options which are granted on or after the 1996 Amendment Date and Options which are Out-of-the-Money as of the 1996 Amendment Date; provided, however, that no such Option may be exercised by any such person during the period beginning on the date of termination and ending on the six month anniversary of the date of termination.

                  (iii)    Options granted to Outside Directors pursuant to
                           Section 3(d) shall become exercisable
                           with respect to all of the shares subject to the Option on the Grant Date. Unless otherwise specified by the Committee (which is empowered to provide different vesting schedules with respect to any grant of Options or Restricted Stock), all other Options granted under the Plan shall become exercisable with respect to 20% of the shares subject to the Option beginning on the first anniversary of the Grant Date and as to an additional 20% on each of the second, third, fourth and fifth anniversaries of the Grant Date (each twelve month period ending on an anniversary of a Grant Date being referred to herein as an "Option Year"), provided in each case that the Participant shall have remained an employee or a director of the Company (or a subsidiary), or in the case of a Designated Other, shall have remained in the position set forth in the Stock Option Agreement, continuously since the Grant Date. Notwithstanding the foregoing, during the remaining term of any options (if not already so exercisable) : (A) if a Participant's employment or service as a director, or in the case of a Designated Other, the period of service as defined in the Stock Option Agreement, terminates due to death, all Options held by the Participant at death shall become immediately exercisable in full; (B) upon a Change in Control, coupled with a Change in Status of a Participant, all Options held by such Participant who is then an employee or director of the Company (or a subsidiary) shall become immediately exercisable in full; (C) in the event that the exercisability of an Option accelerates due to a Change in Control and a Change in Status, Participants who are subject to Section 16(b) of the Exchange Act may not sell the shares acquired upon such accelerated exercise within six months of the Grant Date of such Option; and (D) upon the termination during an Option Year of employment of an officer of the Company elected by the Board, the portion of shares subject to any Option held by such officer which was scheduled to become exercisable on the next anniversary of the Grant Date immediately following such termination (the "Next Option Increment") shall be prorated on the basis of the number of full calendar months worked in such Option Year to permit partial exercisability of the Next Option Increment.

                  (iv) Except to the extent permitted by Rule 16b-3 or its successor, Options shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order ("QDRO") as defined in the Code or ERISA (or the rules thereunder) or as otherwise set forth in this Section 4(a)(iv). Each Option shall be exercisable during the lifetime of a Participant only by the Participant to whom it was granted, and after the Participant's death only by the Participant's estate or legal representative. To the extent exercisable, an Option may be exercised in whole at any time, or in part from time to time, during the term of the Option.

                  (v) Any Option may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion; provided, however, that no such action shall adversely affect the rights of any Participant under any Option granted prior to such action without his consent. Except as may be otherwise provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Option.

         (b)      STOCK AWARDS.

                  (i) Upon the grant of a Restricted Stock Award, a stock certificate representing a number of shares of Stock equal to the number of shares of Restricted Stock granted to a Participant shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that the following restrictions (the "Restrictions") shall apply: (A) the Participant shall not be entitled to delivery of the certificate until the Restricted Period (set forth in paragraph (iii) below) applicable to such Restricted Stock has expired or terminated and until any other conditions prescribed by the Committee are satisfied; (B) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such Restricted Stock and prior to the satisfaction of any other conditions prescribed by the Committee; and (C) shares of Restricted Stock shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Participant has (1) remained an employee or a director of the Company (or a subsidiary) until the expiration or termination of the Restricted Period applicable to such Restricted Stock (or in the case of a Designated Other, the duration specified in the Restricted Stock Award Agreement) and (2) satisfied any other conditions prescribed by the Committee applicable to such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Participant's account. Cash dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any shares of Restricted Stock, such forfeited Restricted Stock shall be transferred to the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the Restrictions, with respect to any shares or other property received pursuant to Section 9.

                  (ii) Upon the expiration or termination of the Restricted Period with respect to shares of Restricted Stock and the satisfaction of any other conditions prescribed by the Committee, the Restrictions applicable to such Restricted Stock shall lapse and a stock certificate for the number of shares of Stock with respect to which the Restricted Period has lapsed shall be delivered, free of all restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the Restricted Period expires or terminates) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required from the Participant upon the issuance or delivery of any shares of Stock under this paragraph, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares.

                  (iii) The Restrictions shall lapse with respect to one-fifth of the Restricted Stock subject to a Restricted Stock Award made to an Outside Director pursuant to Section 3(c) hereof on each of the first through the fifth anniversaries of the Grant Date on which the Outside Director remains a director of the Company. Unless otherwise specified by the Committee at the time of the award and included in the Restricted Stock Award Agreement, the Restrictions shall also lapse with respect to one-fifth of the Restricted Stock subject to all other Restricted Stock Awards on each of the first through the fifth anniversaries of the Grant Date, provided in each case that the Participant shall have remained an employee or a director of the Company (or a subsidiary) continuously since the date of grant (or in the case of a Designated Other, shall have complied with the terms and conditions of the Restricted Stock Award Agreement). Notwithstanding the foregoing: (A) if a Participant's employment or service as a director, or in the case of a Designated Other, the period defined in the Restricted Stock Award Agreement, terminates due to death, the Restrictions shall lapse with respect to all Restricted Stock Awards held by the Participant at death (if not already so lapsed); (B) upon a Change in Control, coupled with a Change in Status of a Participant, the Restrictions shall lapse with respect to all Restricted Stock Awards held by such Participant who is an employee or director of the Company (or a subsidiary) (if not already so lapsed); and (C) in the event of an accelerated lapse of Restrictions due to a Change in Control and a Change in Status, Participants who are subject to Section 16(b) of the Exchange Act may not sell the shares of Stock whose Restrictions have so lapsed within six months of the Grant Date of the Restricted Stock Award pursuant to which such Stock was received. The "Restricted Period" as to any shares constituting part of a Restricted Stock Award shall be the period of time commencing with the Grant Date of a Restricted Stock Award and ending with the date on which the Restrictions lapse with respect to any such shares, or any portion thereof.

         (c) In the event that the acceleration of (i) the exercisability of an Option or (ii) the lapse of Restrictions relating to Restricted Stock upon a Change in Control and a Change in Status results in excise tax pursuant to Section 4999 of the Code, or any successor or similar provision thereto, or comparable state or local tax laws, the Company shall pay to the Participant such additional compensation as is necessary (after taking into account all Federal, state and local income and excise taxes payable by the Participant as result of the receipt of such compensation ) to place the Participant in the same after-tax position he would have been in had no such excise tax (or any interest or penalties thereon) been paid or incurred. The amount of such payment shall be determined by the independent accounting firm serving as the Company's outside auditor immediately prior to the Change in Control.

5.       EXERCISE OF OPTIONS.

         (a) The Exercise Price of the shares purchasable under an Option shall be the Fair Market Value per share on the Grant Date of such Option, subject to subsequent adjustment pursuant to the provisions of Section 9.

         (b) Options shall be considered exercised (herein the "Exercise Date") on the date written notice, in such form as the Committee may prescribe, is received by the Option Plan Administrator of the Company, advising of the exercise of an Option and either transmitting payment of the total Exercise Price for the number of shares of Stock involved or electing one of the alternative payment procedures set forth in Section 5(c) below.

         (c) The Exercise Price shall be paid in cash (including cash obtained through a margin loan on the shares as to which the Option is being exercised) or (and provided (x) the use of the following procedure by a Participant would comply with safeguards established by the Committee designed to avoid "short-swing" profits to the Participant under Section 16(b) of the Exchange Act, and (y) does not otherwise violate any applicable laws) through (i) a broker-assisted cashless exercise program established by the Committee, based on the actual proceeds from the sale of share of Stock; or (ii) in shares of Stock, valued on the basis of the closing market price of the Stock on the Exercise Date.

         (b) Subject to the provisions of Section 6 and the other provisions of the Plan, the Stock Option Agreement and the Option, the Company shall issue shares of Stock in the Participant's name as soon as practicable (but in no event later than 30 days) after the Exercise Date. The Participant shall not be deemed to be a holder of any shares pursuant to an Option, and shall not have any rights as a stockholder in connection with such shares, until the date of transfer of shares of Stock to the Participant. The Company shall have no liability of any nature whatsoever to any Participant by reason of any change in the market price of the Stock during the period of time between the Exercise Date and the date on which any shares of Stock resulting from the exercise are issued or sold.

6.       RESTRICTIONS.

         (a) Notwithstanding any other provision of the Plan, an Option or Restricted Stock Award to the contrary, no Option shall be exercised, and the Company shall not be obligated to issue or transfer shares of Stock under any Option or Restricted Stock Award, until the Company shall have received such assurances as the Company may reasonably request from its counsel that the exercise of the Option and the issuance and transfer of shares pursuant to the Option or Restricted Stock Award will not violate the Securities Act of 1933, as amended, or any other applicable Federal or state laws. In connection with any such issuance or transfer, the Participant shall, if requested by the Company, give assurances satisfactory to counsel to the Company, in respect of the Participant's investment intent or such other matters as counsel to the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

         (b) No provisions of the Plan or any Option or Restricted Stock Award shall be interpreted or construed to obligate the Company to register any Stock under Federal or state law.

         (c) The Company and the Committee reserve the right to investigate at any time the circumstances surrounding any exercise of Options, including any investigation regarding whether a Participant is in compliance with the provisions of Section 13 hereof (or has threatened or is reasonably believed to intend to violate the provisions of Section 13 hereof), and the Company and the Committee shall have no liability or responsibility to any Participant for any alleged damage sustained by the Participant by reason of any delay in the implementation of an Option exercise during the pendency of any such investigation, whether by reason of any change in the market price of the Stock or otherwise.

         (d) Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant's exercise Options if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

         (e) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options or sell Restricted Stock granted pursuant to the Plan. Participants may request at any time a copy of any calendar of scheduled open windows by contacting the Option Plan Administrator.

7.       FAIR MARKET VALUE.

         (a) During any period that the Company's Stock is Actively Traded, Fair Market Value shall equal the arithmetic average of the closing prices of a share of Stock on the exchange or national market system on which the Stock is traded, for the last twenty market trading days prior to the date of determination of Fair Market Value, or pursuant to such other method as the Committee may reasonably specify for determining the Stock's Fair Market Value.

         (b) During any period during which the Company's Stock is not Actively Traded, Fair Market Value shall be determined by the Committee.

8.       TERM.

         This Amended and Restated Plan shall be effective as of the date set forth on the first page hereof. No Option or Restricted Stock Award shall be granted under the Plan after February 12, 2006, but the Plan shall continue in effect thereafter with respect to any previously granted Options and Restricted Stock Awards that remain outstanding and the duration of any such grant or award shall not be affected by the expiration of the Plan.

9.       ADJUSTMENTS.

         In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Stock shall be effected, or the outstanding shares of Stock shall, in connection with a merger or consolidation of the Company or a transaction or series of related transactions that results in the sale of all or substantially all of the Company's assets, be exchanged for a different number or class of shares of stock or other securities or property of the Company or any other Person, or a record date or dates for determination of holders of Stock entitled to receive a dividend payable in stock or a liquidating dividend (or series of dividends) shall occur, equitable and proportional adjustments aimed at preventing the inequitable enlargement or dilution of any rights hereunder shall be made to (i) the number and class of shares or other securities or property that may be issued or transferred pursuant to the Plan and any outstanding Options and Restricted Stock Awards and (ii) the Exercise Price to be paid per share under any outstanding Options; PROVIDED, HOWEVER, that in the event of a merger or consolidation of the Company, or similar transaction pursuant to which the outstanding Stock is exchanged for cash or other property, the unexercised Options shall thereafter be exercisable for, and the Restricted Stock Awards shall entitle the Participant to receive, the cash or other property which an Option or Restricted Stock Award holder, as the case may be, would have been entitled to receive had the Options been exercised, or the Restrictions relating to the Restricted Stock Award lapsed, immediately prior to the record date for such merger, consolidation or similar transaction except to the extent that provision is made in writing in connection with such transaction for (1) the assumption of the Options by, or the substitution for the Options of new options covering the stock of, a successor acquiring corporation, in each case providing terms no less favorable to the holder of such Options than would an assumption or substitution described in Treasury Regulation ss.1.425-1(a) that would not constitute a "modification" for purposes of Code ss.424(a), and (2) the substitution for Restricted Stock Awards of stock of a successor or acquiring corporation having terms no less favorable to the holder thereof than the terms of the Restricted Stock Award in effect before such transaction.

10.      ADMINISTRATION.

         (a) The Plan shall be administered by the Committee. The Committee shall, subject to the provisions of the Plan, have full power and authority to administer the Plan, to select the Participants in the Plan, and, except for grants and awards which are automatically made to Outside Directors as provided pursuant to Section 3 of the Plan, to determine the number of shares to be made subject to each Option and Restricted Stock Award and all terms and conditions of each Option and Restricted Stock Award. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons, absent a determination by a court of competent jurisdiction that the Committee has acted in bad faith or has engaged in reckless or willful misconduct.

         (b) Members of the Committee and the Board and officers administering this Plan shall be fully protected in taking actions under the Plan or in relying upon the advice of counsel and shall incur no liability except for bad faith, recklessness or willful misconduct in the performance of their duties.

         (c) Except as required by Rule 16b-3 with respect to grants of Options to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

         (d) To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Options granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Options to such Participants in accordance with those rules.

         (e) Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

11.      GENERAL PROVISIONS.

         (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Person any right to continue in the employment or other service of the Company (or any subsidiary), or shall affect the right of the Company (or any subsidiary) to terminate the employment or other service of any person at any time with or without Cause.

         (b) The Company may make appropriate provisions for the withholding of any taxes which the Company determines it is required to withhold in connection with any Option or Restricted Stock Award including, at the request of a Participant and provided that it does not violate any applicable laws, the payment of such withholding taxes through a broker-assisted sale of a sufficient number of shares underlying the Option or subject to the Restricted Stock Award or by delivery to the

                  Company of shares of Stock previously owned by the Participant, in either case having an actual sale price equal to the amount of such taxes. Notwithstanding the foregoing, a Participant whose transactions in Stock are subject to Section 16(b) of the Exchange Act may make a share withholding election only if it complies with safeguards established by the Committee designed to avoid "short swing" profits to the Participant under Section 16(b) of the Exchange Act.

         (c) By accepting any benefits under the Plan, each Participant, and each Person claiming under or through the Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan. Each Participant hereby further agrees that amendments and modifications to the Plan, which may be adopted from time to time by the Committee and/or the Board of the Corporation (as set forth in Section 12 hereof), shall be binding upon such Participant and upon all Options or Restricted Stock which the Participant may hold, including (with retroactive effect) Options or Restricted Stock previously granted to the Participant, except to the extent set forth in Section 12 hereof.

         (d) With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successor. To the extent any provision the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         (e) A Participant shall have no rights as a stockholder of the Company with respect to any Shares to be issued upon exercise of an Option until such Participant has exercised such Option and becomes a holder of such Shares.

12.      AMENDMENTS; MODIFICATION AND TERMINATION.

         This Plan may be amended or modified by the Committee, with ratification by the Board, or terminated by the Board, at any time and in any respect, except that no amendment shall be made without the approval of the shareholders of the Company if shareholder approval would be required by Rule 16b-3 under the Exchange Act or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. No such amendment, modification or termination shall have effect to reduce the number of shares as to which any Option or Restricted Stock Award previously has been granted to a Participant; to extend the vesting schedule with respect to any Option or Restricted Stock Award or to extend the period of non-competition or confidentiality as set forth in
         Section 13 hereof. In the event of the passage of any law, rule or regulation or a determination by any regulatory agency or court, requiring an adverse change in the Company's accounting or tax treatment relating to the Plan, the Committee shall have the right to modify the terms of outstanding Options and Restricted Stock Awards to the extent necessary to avoid the adverse consequences of such change.

13. CONFIDENTIALITY AND NON-COMPETITION; CONDUCT NOT IN THE INTEREST OF THE CORPORATION.

         By accepting Options or Restricted Stock Awards under the Plan and as a condition to the exercise of Options and the enjoyment of any of the benefits of the Plan, each Participant agrees as follows:

         (a) CONFIDENTIALITY -- During the period of each Participant's employment or service as a director with the Company (or the Participant's engaging in any other activity with or for the Company) and for a two year period thereafter, each Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time. Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its subsidiaries. In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its subsidiaries as developed from the Confidential Information, Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, Participant shall disclose only that portion of the Confidential Information which his counsel advises that he is compelled to disclose and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

         (b) NON-COMPETITION -- During the period of employment with the Company or its subsidiaries of any Participant (other than a director) compensated at a rate (including bonuses) in excess of $75,000 per year in cash compensation from his employment with the Company or any of its subsidiaries (determined as of the most recently completed fiscal year of the Company), and, for a two-year period thereafter (the "Non-Compete Period"), each such Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following:

                  (1) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its subsidiaries (as such business is conducted during the term of such Participant's employment with the Company or its subsidiaries) in the geographical regions in which such business is conducted; PROVIDED, HOWEVER, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or

                  (2) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its subsidiaries.

                  In the event any court of competent jurisdiction should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.

         (c) Each Participant acknowledges that remedies at law for any breach by him of this section 13 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, each Participant acknowledges that upon his violation of any provision of this Section 13, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Each Participant further agrees, subject to the proviso at the end of this sentence, that if he violates any provision of this Section 13, he shall immediately forfeit any rights and benefits under this Plan and shall return to the Company any unexercised Options and forfeit the rights under any Restricted Stock Awards and shall return any shares of Stock held by such Participant received upon exercise of any Option or the lapse of the Restrictions relating to Restricted Stock Awards granted hereunder, together with any proceeds from sales of any shares of Stock received upon exercise of such Options or the lapse of Restrictions of such Restricted Stock Awards; PROVIDED, HOWEVER, that upon violation of subsection (b) of this Section, the forfeiture and return provisions contained in this sentence shall apply only to Options which have become exercisable, and Restricted Stock, the Restrictions with respect to which have lapsed, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Participant's employment. Nothing in this Section 13 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by Participant of any of the provisions of this Section 13.

         (d) Each Participant agrees to provide written notice of the provisions of this Section 13 to any future employer of Participant, and the Company expressly reserves the right to provide such notice to the Participant's future employer(s).

         (e) If any provision or part of any provision of this Section 13 is held for any reason to be unenforceable, (i) the remainder of this Section 13 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

14.      GOVERNING LAW.

         The validity, construction and effect of the Plan and any rules relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

15.      ARBITRATION.

         The Company and each Participant hereby agree that in the event of any dispute or controversy arising with respect to the Plan, any Stock Option Agreement, the exercise of any Option (or the disallowance of any exercise at any time, for any reason) or any other matter relating to Options or Restricted Stock Awards, then such dispute or controversy shall be submitted by the parties to mandatory and binding arbitration before a panel of arbitrators appointed by the American Arbitration Association ("AAA"), each of whom shall be knowledgeable in matters of securities in general and, if possible, the administration of stock option programs similar to the Plan. The arbitration proceedings shall be conducted in whichever of the following cities is closest to the work location of the affected Participant: Fort Lauderdale, Florida; Chicago, Illinois; New York, New York; Kansas City, Missouri; Jackson, Mississippi; Nashville, Tennessee or Atlanta, Georgia. The decision of the Company as to which city is closest to the work location of the Participant shall be conclusive and binding, except for manifest error. The decision of the arbitrators shall be rendered in writing, shall be promptly rendered after a hearing on the matter and shall be final, conclusive and binding and may be incorporated in a final judgment rendered by any court of competent jurisdiction.

         Notwithstanding the foregoing, nothing contained herein shall preclude the Company from seeking injunctive or other relief from any court of competent jurisdiction to enforce the provisions of Section 13 hereof.

16.      DEFINITIONS.

         The following terms, when used in the Plan, shall have the meanings set forth below:

                  ACTIVELY TRADED: Trading of Company Stock on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System in an average weekly volume that equals at least 0.20% of the then outstanding Company Stock for each of at least four weeks in a row.

                  BENEFICIAL OWNER: With respect to any securities of the Company, any Person who is a beneficial owner of such securities as defined in rule 13d-3 under the Exchange Act. The Committee may from time to time adopt interpretations or pronouncements as to who shall be deemed to be Beneficial Owners of the Company's outstanding voting securities as of a given date, which interpretation shall be final and binding on all Participants, the Company and all other interested Persons.

                  BOARD:  The Board of Directors of the Company.

                  CAUSE: Any cause stated in an employment agreement between the Company and the Participant and/or material violations of employment agreements or the terms of this Plan, acts of dishonesty with respect to the Company, insubordination, divulging confidential information about the Company, interference with the relationship between the Company and any supplier, client, customer, similar person, or performance of any act or omission which the Committee, in its sole discretion, deems to be sufficiently injurious to the interest of the Company to constitute cause.

                  CHANGE IN CONTROL: The occurrence of any of the following: (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation are Beneficial Owners of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or (ii) any Person becomes the Beneficial Owner in the aggregate of securities of the Company representing 50% or more of the total combined voting power of the Company's then issued and outstanding securities unless such Person (or a Person owned directly or indirectly by such Person) was the Beneficial Owner, directly or indirectly, as of the Grant Date applicable to the affected Participant, of more than 50% of the Company's voting securities outstanding as of such Grant Date; or (iii) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly-owned subsidiary of the Company; or (iv) the stockholders of the Company approve any plan or proposal for the liquidation of the Company.

                  CHANGE IN STATUS: The occurrence with respect to a Participant, of any of the following (but only if such event occurs within two (2) years following a Change in Control):
                  (i) any reduction in the aggregate annual compensation paid or payable to a Participant, or any material reduction in the aggregate benefit coverages provided to such Participant under the Company's standard benefit package for all employees; (ii) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's position (including status, offices, titles and reporting responsibilities), authorities, duties or responsibilities as in effect immediately prior to the date of the Change in Control; (iii) the Company's requiring the Participant to be based at any office, facility or location other than the office, facility or location at which the Participant was based immediately prior to the date of the Change in Control;
                  (iv) if the Participant is a party to any employment agreement with the Company, any material breach by the Company of such agreement, or any purported termination by the Company of the Participant's employment otherwise than as permitted by such employment agreement; or (v) in the case of a director, the removal of a director or the failure to nominate the director for reelection.

                  CODE:  Internal Revenue Code of 1986, as amended.

                  COMMITTEE: A committee designated by the Board consisting of not less than two members of the Board who are "disinterested persons," as defined in Rule 16b-3 under the Exchange Act, to administer the Plan.

                  COMPANY: Sunbeam Corporation (formerly known as Sunbeam-Oster Company, Inc.)

                  CONFIDENTIAL INFORMATION: Any information not generally known to the public, including, without limiting the generality of the foregoing, any customer lists, supplier lists, trade secrets, invention, formulas, methods or processes, whether or not patented or patentable, channels of distribution, business plans, pricing policies and records, financial information of any sort and inventory records of the Company or any affiliate (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company or its subsidiaries). It is not necessary, however, that any information be formally designated as "confidential" if it falls within any of the foregoing categories and is not generally known to the public.

                  DESIGNATED OTHER: Any consultant, advisor, contractor or agent of the Company or its subsidiaries, who is not an employee, officer or Outside Director of the Company and who is granted Options or a Restricted Stock Award pursuant to this Plan.

                  EFFECTIVE DATE: January 1, 1991; Amended and Restated as of May 15, 1996.

                  ERISA: Titles I and IV of the Employee Retirement Income Security Act of 1974, as amended.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                  EXERCISE PRICE: The Exercise Price of shares purchasable upon exercise of an Option, as determined pursuant to the terms of
                  Section 5(a).

                  FAIR MARKET VALUE: The fair market value of a share of Stock, as determined pursuant to the terms of Section 7.

                  GRANT DATE: The date as of which the Committee (or such other committee of the Board of Directors of the Company as shall be empowered to grant Options or to make awards of Restricted Stock) shall grant Options or Restricted Stock, as the case may be, to a Participant under the Plan, as so designated by such Committee.

                  IN-THE-MONEY: Options to acquire Stock are considered to be "in-the-money" if the exercise price of the Option is less than the current market price of the Stock.

                  NEXT OPTION INCREMENT: This term shall have the meaning ascribed to it in Section 4(a)(iii).

                  OPTION: An option, granted under the Plan, to purchase shares of Stock at the Exercise Price. Options granted under the Plan shall not be incentive stock options pursuant to Section 422 of the Code.

                  OPTION YEAR: This term shall have the meaning ascribed to it in Section 4(a)(iii).

                  OUT-OF-THE-MONEY: Options to acquire Stock are considered to be "out-of-the-money" if the exercise price is equal to or greater than the current market price of the Stock.

                  OUTSIDE DIRECTOR: A director of the Company who is not either:
                  (i) an officer or employee of the Company, or (ii) a Beneficial Owner of, or an officer or employee of any Person which is a direct or indirect Beneficial Owner of, more than 10% of the outstanding Stock.

                  PARTICIPANT: An officer, employee, Outside Director of the Company (or a subsidiary of the Company) or Designated Other who is granted an Option or a Restricted Stock Award under the Plan by the Committee. Upon the death of a Participant, the "Participant" shall be deemed to mean the Participant's estate or legal representative.

                  PERSON: Any individual, corporation, partnership, association, company, trust, joint venture or other organization or entity or group of associated persons or entities acting in concert. As used herein, references to the male gender shall include the female gender or the neuter, as applicable.

                  PLAN: The Equity Team Plan herein set forth, as it may be amended from time to time.

                  RESTRICTED PERIOD: This term shall have the meaning ascribed to it in Section 4(b)(iii).

                  RESTRICTED STOCK: Shares of Stock granted pursuant to Section 3(b) or (c) of the Plan.

                  RESTRICTED STOCK AWARD: The grant of Shares of Restricted Stock to a Participant pursuant to Section 3(b) or 3(c) of the Plan.

                  RESTRICTED STOCK AWARD AGREEMENT: The agreement described in
                  Section 3(e).

                  RESTRICTIONS: The restrictions described in Section 4(b) relating to Restricted Stock.

                  "SHARES" or "STOCK": The Common Stock, $0.01 par value per share, of the Company, or such other class of securities as may be applicable pursuant to the provisions of Section 9.

                  STOCK OPTION AGREEMENT: The agreement described in Section
                  3(e).

                                                                      Appendix C


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, effective as of July 26, 1996 (the "Effective Date"), by and between P. NEWTON WHITE (the "Executive") and SUNBEAM CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Company desires to employ the Executive and the Executive desires to furnish services to the Company on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

         2. EMPLOYMENT PERIOD. The period of employment of the Executive by the Company hereunder (the "Employment Period") shall commence on the Effective Date and shall end on July 26, 1999 (or the Date of Termination (as defined in Section 6 below), if earlier).

         3. POSITION AND DUTIES. The Executive shall serve as Executive Vice President, Consumer Products Worldwide, and shall have such responsibilities, duties and authority as are consistent with such position and such other duties as may from time to time be assigned to him by the Chief Executive Officer. The Executive agrees to devote substantially all his working time, attention and energies to the performance of his duties for the Company.

         4. PLACE OF PERFORMANCE. The principal place of employment of the Executive shall be at the Company's principal executive offices in Broward or Palm Beach County, Florida, or such other location as may be agreed to by the Board. In the event that the Company's principal executive offices are moved from Broward or Palm Beach County, Florida, the Company shall promptly pay, or reimburse the Executive for, all reasonable expenses incurred by the Executive relating to any change of the Executive's residence from Broward or Palm Beach County, Florida, in connection with his employment hereunder, including, without limitation, reasonable expenses for himself and his family of travel, moving, storage and suitable lodging and maintenance, and the Company shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to any such expenses. The Company shall pay or reimburse the Executive for all reasonable costs and expenses of residential relocation incurred by him in connection with each and every additional change, if any, in the location of the principal executive offices of the Company, and the Executive shall be reimbursed by the Company on a grossed up basis in the event that any tax is assessed upon him in relation to any such costs or expenses.

         5.   COMPENSATION AND RELATED MATTERS.

              (a) BASE SALARY. As compensation for the performance by the Executive of his duties hereunder, during the Employment Period the Company shall pay the Executive a base salary at an annual rate of $425,000 (the "Base Salary"), which Base Salary shall be payable in substantially equal semi-monthly installments. It is agreed that there shall be no increase or decrease in the Base Salary during the Employment Period. The Company also shall pay to the Executive, within fifteen (15) days from the Effective Date, the sum of One Hundred and Twenty Five Thousand Dollars ($125,000) as a one time bonus for agreeing to the terms hereof. The parties agree that the Executive shall not be entitled to participate in any other bonus or incentive compensation programs of the Company.

              (b)    EQUITY AND STOCK OPTION GRANTS.

              (i) PURCHASE OF COMMON STOCK. Effective as of the Effective Date, the Executive shall purchase from the Company for his own account, and the Company shall sell to the Executive, a total of 25,807 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), for the sum of $500,010.62 ($19.375 per share of Common Stock) (the "Purchased Stock"). The Purchased Stock shall be the sole property of the Executive, shall be unrestricted (although unregistered at the time of issuance) and shall be freely tradeable by the Executive, subject to applicable securities laws and other legal restrictions.

              (ii) RESTRICTED SHARES. Effective as of the Effective Date, the Executive has been granted, without cost to the Executive, 100,000 shares of the Company's Common Stock, on the terms and conditions set forth herein (the "Restricted Shares"). One-third of such Restricted Shares shall vest and cease to be restricted in equal installments on each of the first, second and third anniversaries of the Effective Date (subject to earlier vesting provisions set forth in Section 7) provided that the Executive continues to be employed pursuant to this Agreement upon such anniversary dates. All such shares, once vested, shall be the sole property of the Executive, shall be unrestricted and shall be freely tradeable by the Executive, subject to applicable legal restrictions.

              (A) ISSUANCE OF CERTIFICATES. The Restricted Shares shall be registered in the Executive's name, but the certificates evidencing the Restricted Shares shall be retained by the Company until such shares become vested and the restrictions thereon lapse. The period prior to the time that any particular Restricted Shares become vested and the restrictions thereon lapse is hereinafter referred to as the "Restricted Period" with respect to such shares. The Executive shall execute a stock power, in blank, with respect to such Restricted Shares and deliver the same to the Company.

              (B) RIGHTS AS A STOCKHOLDER. Except as provided herein, during the Restricted Period, the Executive shall have all the rights of a stockholder with respect to Restricted Shares, including the right to receive dividends or other distributions and the right to vote such shares; provided that, in the discretion of the Company any such dividends or other distributions may be retained by the Company unless and until the Restricted Shares in respect of which such dividends or other distributions were paid shall vest.

                  (C) NON-TRANSFERABILITY. During the Restricted Period, the Executive may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Shares, and any attempted sale, transfer, pledge or other encumbrance or disposition (whether voluntary or involuntary) in violation of this Section 5(b)(ii)(C) shall be null and void.

                  (D) DELIVERY OF SHARE CERTIFICATES. Upon the vesting of any Restricted Shares, the certificates evidencing such Restricted Shares, together with any dividends or other distributions retained by the Company pursuant to Section 5(b)(ii)(B), shall be delivered promptly to the Executive. In the case of Executive's death, such certificates, dividends and distributions will be delivered to the beneficiary designated in writing by the Executive pursuant to a form of designation provided by the Company, to the Executive's legatee or legatees, or to his personal representatives or distributees, as the case may be.

                  (iii) STOCK OPTIONS. The Executive shall be granted the following stock options (collectively, the "Option Award"):

                  (A) Effective as of the Effective Date, by action of the Executive Development and Compensation Committee of the Board of Directors, the Executive has been granted a stock option (the "Plan Option") to purchase 250,000 shares of Common Stock pursuant to the Company's Amended and Restated Equity Team Plan (the "Option Plan") (a copy of which Option Plan is attached hereto as SCHEDULE A and incorporated herein by reference), which options are granted upon the terms and conditions as set forth in the Option Plan (at an exercise price of $15.07/share), except that such option shall vest in equal increments on the first, second and third anniversaries of the grant date and shall be subject to and modified by all other terms and provisions of this Agreement, as expressly set forth herein. In the event of any conflict between any terms of the Option Plan and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall take precedence and shall be controlling as between such documents.

                  (B) Effective as of the Effective Date, and subject to shareholder approval by the Company's shareholders at a special meeting to be held for that purpose (the "Special Meeting"), which Special Meeting the Company agrees to convene as soon as practicable after the Effective Date hereof, by action of the Executive Development and Compensation Committee, the Executive has been granted a non-qualified stock option (the "Non-Qualified Option") to purchase 250,000 shares of Common Stock. The Non-Qualified Option shall be upon the same terms and conditions as are set forth in Section 5(b)(iii)(A) above, including the exercise price of $15.07/share and the three year vesting schedule. In the event that the Company's shareholders fail to approve the grant of the Non-Qualified Option at the Special Meeting, the Company and the Executive shall negotiate in good faith a mutually acceptable alternative compensation arrangement; provided, however, that the Executive, in his sole discretion, may elect to terminate this Agreement, and the Executive shall be entitled to receive the compensation, rights and benefits provided in Section 7(b) hereof (other than in respect of the Non-Qualified Option).

                  (iv) REGISTRATION RIGHTS. Within six months after the Effective Date, the Company shall cause the Purchased Stock, the Restricted Shares and all shares of stock subject to the Option Award to be registered or qualified for resale under the Securities Act of 1933 and applicable state laws. Unless and until registered under the Securities Act of 1933, as amended, certificates evidencing the Purchased Stock, the Restricted Shares and shares acquired pursuant to the exercise of the Non-Qualified Option shall bear the following legend:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

                  (c) EXPENSES. During the Employment Period, the Company shall reimburse the Executive for all reasonable business expenses in accordance with applicable policies and procedures then in force.

                  (d) VACATION AND OTHER ABSENCES. The Executive shall be entitled to paid vacation and other paid absences, whether for holidays, illness, personal time or any similar purposes, during the Employment Period in accordance with policies applicable generally to senior executives of the Company; provided, however, that the Executive shall always be entitled to at least six weeks of paid vacation in each calendar year and pro rata for part of a year. Up to four weeks per year of unused vacation may be maintained by the Executive on a cumulative basis and may be subsequently used in any year or if not so used, the Executive shall be compensated for any unused vacation days upon the termination of this Agreement for any reason.

                  (e) TAX PLANNING SERVICES. During the Employment Period, the Company shall provide the Executive with tax-related advice and services without cost or expense to him and shall reimburse the Executive on a grossed up basis in the event that any tax is assessed upon him in relation to such services.

                  (f) TRAVEL BENEFITS. During the initial year of the Employment Period, the Company shall reimburse the Executive on a grossed up basis (in the event that any tax is assessed upon him in relation to such travel reimbursement) for one round trip airline fare per month to and from Santa Fe, New Mexico and the location at which the Executive may be working for the Company at the time.

                  (g) OTHER BENEFITS. During the Employment Period, the Executive shall be eligible to participate at no cost or expense to him in welfare plans and programs (including any tax-deferred savings plan, group life insurance plan, medical and dental insurance plan, and accident and disability insurance plan) ("Benefit Plans") applicable generally to employees and/or senior executives of the Company. The Company will waive, or obtain the waiver of, any waiting periods for eligibility under the Benefit Plans or will provide comparable benefits to the Executive without cost to him during the waiting period.

         6. TERMINATION. The Executive's employment hereunder, as the case may be, may be terminated as follows:

                  (a) DEATH. The Executive's employment shall terminate upon his death, and the date of his death shall be the Date of Termination.

                  (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for one hundred and twenty (120) consecutive days and, within thirty (30) days after written Notice of Termination (as defined in Section 6(g) hereof), shall not have returned to the performance of his duties hereunder on a full-time basis ("Disability"), the Company may terminate the Executive's employment hereunder. In this event, the Date of Termination shall be thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period).

                   (c) CAUSE. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder:

                        (i) upon the Executive's conviction for the commission of a felony (or a plea of nolo contendere thereto); or

                        (ii) willful failure by the Executive substantially to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to Disability).

              For purposes hereof, no act or failure to act by the Executive shall be considered "willful" unless done or omitted to be done by him not in good faith or without reasonable belief that his action or omission was in the best interests of the Company or contrary to written instructions of the Chief Executive Officer or the Board of Directors. The Date of Termination shall be the date specified in the Notice of Termination; provided, however, that, in the case of a termination for Cause under clause (ii) above, the Date of Termination shall not be earlier than 30 days after delivery of the Notice of Termination. Anything herein to the contrary notwithstanding, if, following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony, such conviction is overturned in a final determination on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits the Executive would have received if his employment had been terminated by the Company without Cause.

                   (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment hereunder for Good Reason, provided that the Executive shall have delivered a Notice of Termination (as defined in Section 6(g) hereof) within ninety (90) days after the occurrence of the event of Good Reason giving rise to such termination. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following circumstances, without the Executive's express written consent, which are not remedied by the Company within thirty (30) days of receipt of the Executive's Notice of Termination:

                        (i) an assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company or any material limitation of the powers of the Executive not consistent with the powers of the Executive contemplated by Section 3 hereof; or

                        (ii) any removal of the Executive from, or any failure to re-elect the Executive to, the executive officer position specified in Section 3 of this Agreement; or

                        (iii) any other material breach by the Company of this Agreement.

              In the event of a termination for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination, which shall be no more than thirty (30) days after the Notice of Termination.

              (e) OTHER TERMINATIONS. The Company may terminate the Executive's employment hereunder at any time, subject to the provisions of Section 7(e) hereof. The Executive may terminate his employment at any time, subject to the provisions of Section 7(d) hereof. If the Executive's employment is terminated hereunder for any reason other than as set forth in Sections 6(a) through 6(d) hereof, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination shall be the Date of Termination.

              (f) TERMINATION BY THE EXECUTIVE UPON CHANGE IN CONTROL. Upon a Change in Control (as defined below), the Executive shall have the right, upon delivery to the Company of a Notice of Termination (which shall specify a Date of Termination not less than 30 days after such Notice of Termination), to terminate his employment under this Agreement and to receive the payments provided pursuant to Section 7(f) below. If the Executive shall elect to terminate his employment with the Company other than upon a Change in Control, he shall receive only the compensation referred to in Section 7(d) below. For purposes of this Agreement, a Change in Control shall mean the occurrence of any one of the following events:

                   (i) any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, becomes a "beneficial owner," as such term is used in Rule 3d-3 promulgated under that Act, of 25% or more of the voting stock of the Company (other than a person that is currently the beneficial owner of such percentage of the Company's voting stock);

                   (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement and the individuals designated as directors by the Chief Executive Officer of the Company; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                   (iii) the Company, without the Executive's consent, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

                   (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

              (g) NOTICE OF TERMINATION. Any termination of the Executive's employment hereunder by the Company or by the Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. If any dispute concerning a Notice of Termination of the Executive's employment under Section 6(b), 6(c) or 6(d) hereof results in a determination that a proper basis for such termination did not exist under such section, the Executive's employment under this Agreement shall be treated, with respect to a Notice of Termination pursuant to Section 6(b) or 6(c) hereof, as having been terminated pursuant to Section 6(e) hereof or, with respect to a Notice of Termination pursuant to Section 6(d) hereof, as having not been terminated.

        7.  COMPENSATION UPON TERMINATION OR DURING DISABILITY.

              (a) DISABILITY PERIOD. During any period during the Employment Period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary and (ii) participate in the Benefit Plans. Such payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

              (b) DEATH. If the Executive's employment hereunder is terminated as a result of death, then:

                   (i) the Company shall pay the Executive's estate or designated beneficiary, as soon as practicable after the Date of Termination, any Base Salary installments due in the month of death and any reimbursable expenses, accrued or owing the Executive hereunder as of the Date of Termination;

                   (ii) the Options granted to the Executive pursuant to the Plan Option and the Options granted to the Executive pursuant to the Non-Qualified Option (if such Non-Qualified Option has been approved by the shareholders as provided in Section 5(b)(iii)(B)) shall become vested and exercisable, as of the Date of Termination, to the extent such Option Award would have otherwise become vested on or before the first anniversary of the Date of Termination, and all vested Options shall remain exercisable for a period of one year following such Date of Termination and shall thereafter be completely forfeited and cancelled; any Options that would not have become vested and exercisable on or before the first anniversary of the Date of Termination shall terminate and be forfeited as of the Date of Termination; and

                   (iii) the portion of the Restricted Shares that have not vested as of the Date of Termination equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 36 minus the number of full months remaining in the Employment Period (disregarding the earlier termination thereof) after the Date of Termination and denominator of which is 36, shall become vested as of the Date of Termination and the restrictions imposed thereon shall lapse. The balance of such unvested Restricted Shares shall be forfeited to the Company (without further action on the part of the Company or the Executive) as of the Date of Termination, and the Executive shall have no further rights with respect to such balance.

              (c) DISABILITY. If the Executive's employment hereunder is terminated as a result of Disability, then:

                   (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses, accrued or owing the Executive hereunder for services as of the Date of Termination;

                   (ii) the Options granted to the Executive pursuant to the Plan Option and the Options granted to the Executive pursuant to the Non-Qualified Option (if such Non-Qualified Option has been approved by the shareholders as provided in Section 5(b)(iii)(B)) shall become vested and exercisable, as of the Date of Termination, to the extent such Option Award would have otherwise become vested on or before the first anniversary of the Date of Termination, and all vested Options shall remain exercisable for a period of three years following such Date of Termination and shall thereafter be completely forfeited and cancelled; any Options that would not have become vested and exercisable on or before the first anniversary of the Date of Termination shall terminate and be forfeited as of the Date of Termination; and

                   (iii) the portion of the Restricted Shares that have not vested as of the Date of Termination equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 36 minus the number of full months remaining in the Employment Period (disregarding the earlier termination thereof) after the Date of Termination and denominator of which is 36, shall become vested, and the restrictions imposed thereon shall lapse. The balance of such unvested Restricted Shares shall be forfeited to the Company (without further action on the part of the Company or the Executive) as of the Date of Termination, and the Executive shall have no further rights with respect to such balance.

              (d) CAUSE OR BY EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment hereunder is terminated by the Company for Cause or by the Executive other than for Good Reason, then:

                   (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder for services as of the Date of Termination; and

                   (ii) the Executive shall immediately forfeit any unvested Restricted Shares and any unvested portion of the Option Award. In the event of termination by the Company for Cause, the Executive shall have the right to exercise the vested unexercised portion of the Option Award for a period of ninety (90) days after the Date of Termination, and the unexercised portion of such Option Award shall be forfeited thereafter. In the event of termination by the Executive other than for Good Reason the Executive shall have the right to exercise the vested unexercised portion of the Option Award for a period of one year following the Date of Termination and the unexercised portion of such Option Award shall be forfeited thereafter.

              (e) TERMINATION BY COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE WITH GOOD REASON. If the Executive's employment hereunder is terminated by the Company (other than for Cause or Disability) or by the Executive for Good Reason, then:

                   (i) the Company shall pay the Executive, as soon as practicable after the Date of Termination, any Base Salary and any reimbursable expenses, accrued or owing the Executive hereunder for services as of the Date of Termination;

                   (ii) the Company shall immediately pay to the Executive as liquidated damages and not as a penalty a lump sum amount equal to the total Base Salary that would have otherwise been payable to the Executive with respect to the period commencing immediately following the Date of Termination and ending on July 26, 1999, at the annualized rate in effect at the time Notice of Termination is given;

                   (iii) the Options granted to the Executive pursuant to the Option Award shall become fully vested and exercisable, and the Restricted Shares shall become fully vested, as of the Date of Termination. The Option Award shall remain exercisable for the balance of its original 10-year term; and

                   (iv) the Executive shall continue to participate in all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, in accordance with the terms of such plans and programs as in effect from time to time, through July 26, 1999; provided that the Executive's continued participation is permitted under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive and his dependents with benefits substantially the same as those which the Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred or provide their economic equivalent.

              (f) TERMINATION UPON CHANGE IN CONTROL. If the Executive shall elect to terminate his employment under this Agreement upon a Change in Control, the Company shall pay to the Executive the payments described in Sections 7(e)(i), (ii), (iii) and (iv) above.

         8. GROSS-UP FOR EXCISE TAX. In the event that the Executive receives any payment or benefit (including but not limited to the payments or benefits pursuant to Section 7 of this Agreement) (a "Payment") that is subject to the excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive, as soon thereafter as practicable, an additional amount (a "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax imposed upon the Payment and any federal, state and local income tax and Excise Tax imposed upon the Gross-Up Payment shall be equal to the Payment. The determination of whether an Excise Tax is due in respect of any payment or benefit, the amount of the Excise Tax and the amount of the Gross-Up Payment shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one nationally recognized accounting firm and those two firms shall jointly select the nationally recognized accounting firm to serve as the Auditor. Notwithstanding the foregoing, for purposes of determining the Gross-Up Payment in respect of any Payment, (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Auditor, such other payments or benefits (in whole or in part) do not constitute parachute payments, or are otherwise not subject to the Excise Tax, and (ii) the Executive shall be deemed to pay federal income tax at the highest marginal rate applicable in the calendar year in which the Gross-Up Payment is made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event the actual Excise Tax or such income tax is more or less than the amount used to calculate the Gross-Up Payment, the Executive or the Company, as the case may be, shall pay to the other an amount reflecting the actual Excise Tax or such income tax, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

         9. MITIGATION. The Executive shall not be required to mitigate amounts payable pursuant to Section 7 hereof by seeking other employment or otherwise, nor shall there be any offset against such payments on account of (a) any remuneration attributable to any subsequent employment that he may obtain or
(b) any claims the Company may have against the Executive.

        10.  CONFIDENTIAL INFORMATION, REMOVAL OF DOCUMENTS, NON-COMPETITION.

              (a) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company and its subsidiaries (the "Sunbeam Entities") all trade secrets, confidential information, and knowledge or data relating to the Sunbeam Entities and the businesses and investments of the Sunbeam Entities, which shall have been obtained by the Executive during the Executive's employment by the Company, including such information with respect to any products, improvements, formulas, designs or styles, processes, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); PROVIDED, HOWEVER, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any specific information or type of information generally not considered confidential by persons engaged in the same business as the Company, or information disclosed by the Company or any officer thereof to a third party without restrictions on the disclosure of such information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by the Company.

              (b) REMOVAL OF DOCUMENTS. All records, files, drawings, documents, models, and the like relating to the business of the Sunbeam Entities, which the Executive prepares, uses or comes into contact with and which contain Confidential Information shall not be removed by the Executive from the premises of any Sunbeam Entity (without the written consent of the Company) during or after the Employment Period unless such removal shall be required or appropriate in connection with his carrying out his duties under this Agreement, and, if so removed by the Executive, shall be returned to such Sunbeam Entity immediately upon termination of the Executive's employment hereunder.

              (c) NON-COMPETITION. During (i) the Executive's employment with the Company and (ii) the two (2) year period immediately following the Executive's Date of Termination, the Executive (A) shall not engage, anywhere within the geographical areas in which any Sunbeam Entity is then conducting its business operations, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in any business (a "Competitive Business") which competes with any business then being conducted by such Sunbeam Entity;
(B) shall not solicit or encourage any officer, employee or consultant of any of the Sunbeam Entities to leave the employ of any of the Sunbeam Entities for employment by or with any Competitive Business; and (C) shall not solicit,

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

divert or take away, or attempt to divert or to take away, the business or patronage of any of the customers or accounts, or prospective customers or accounts, of any Sunbeam Entity, which were contacted, solicited or served by the Executive while employed by the Company; provided, however, that nothing herein shall prohibit the Executive from owning a maximum of two percent (2%) of the outstanding stock of any publicly traded corporation. Following the Date of Termination, ownership by the Executive of not more than five percent (5%) of any publicly traded corporation shall not constitute a violation hereof. If, at any time, the provisions of this Section 10(c) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10(c) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 10(c) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. For purposes of this Section 10(c), the design, manufacture and marketing of outdoor barbecue grills, casual outdoor and indoor furniture and small kitchen appliances shall be construed to be a Competitive Business; provided, however, that the gross revenues derived from sales of such products by such competitor are greater than the lesser of (i) 10% of its total revenues and (ii) $500,000,000.

              (d) REMEDIES. In the event of a breach or threatened breach of this Section 10, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

              (e) CONTINUING OPERATION. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

        11. INDEMNIFICATION. The Company shall indemnify the Executive to the full extent permitted by law and the By-laws of the Company for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of all his duties hereunder, including, without limitation, the right to be paid in advance by the Company for his expenses in defending a civil or criminal action, proceeding or investigation prior to the final disposition thereof. The Executive shall be insured under the Company's Directors' and Officers' Liability Insurance Policy as in effect from time to time. Notwithstanding any other provision of this Agreement to the contrary, any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 11.

        12.   SUCCESSORS; BINDING AGREEMENT.

              (a) COMPANY'S SUCCESSORS. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the

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

Company is not the continuing entity, or the sale or liquidation of all or substantially all of the business and/or assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and/or assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company will require any such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement (except in the definition of Change in Control), "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement or by operation of law.

              (b) EXECUTIVE'S SUCCESSORS. This Agreement shall not be assignable by the Executive. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        13. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:

               P. Newton White

               ------------------
               Boca Raton, Florida

        If to the Company:

               Sunbeam Corporation
               2100 New River Center
               200 East Las Olas Boulevard
               Fort Lauderdale, Florida  33301

               Attn:  Chairman of the Compensation Committee

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

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


        14. MISCELLANEOUS. No provisions of this Agreement may be modified unless such modification is agreed to in writing signed by the Executive and an authorized officer of the Company. Any waiver or discharge must be in writing and signed by the Executive or such an authorized officer of the Company, as the case may be. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

        15. WITHHOLDING. Any payments provided for in this Agreement shall be paid net of any applicable withholding of taxes required under federal, state or local law.

        16.   ARBITRATION.

              (a) Except as otherwise provided herein, all controversies, claims or disputes arising out of or related to this Agreement shall be settled under the rules of the American Arbitration Association then in effect in the State of Florida, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The costs of the arbitration shall be borne as determined by the arbitrators PROVIDED, HOWEVER, that if the Company's position is not substantially upheld, as determined by the arbitrators, the expenses of the Executive (including, without limitation, fees and expenses payable to the AAA and the arbitrators, fees and expenses payable to witnesses, including expert witnesses, fees and expenses payable to attorneys and other professionals, expenses of the Executive in attending the hearings, costs in connection with obtaining and presenting evidence and costs of transcription of the proceedings), as determined by the arbitrators, shall be reimbursed to him by the Company.

              (b) Notwithstanding the provisions of Section 16(a) above, the parties agree that nothing contained herein shall preclude the Company from bringing an action in a court of competent jurisdiction (whether prior to or during any arbitration proceeding) seeking to specifically enforce the provisions of Section 10 hereof by means of seeking an injunction or other equitable relief.

        17. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the terms of the Option Plan set forth the entire agreement of the parties hereto in respect of the subject matter contained herein, supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto or thereto in re-

Agreement may be signed in counterparts.

        18. CONFLICT WITH OPTION PLAN. To the extent, if any, of any inconsistency or conflict between the terms and provisions of this Agreement and the Option Plan, this Agreement shall control in all matters.



              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on August 7, 1996 to be effective as of the Effective Date.

                                           SUNBEAM CORPORATION


                                           By:    /s/ ALBERT J. DUNLAP
                                                  ----------------------
                                           Name:  Albert J. Dunlap
                                           Title: Chairman & CEO


                                           /s/ P. NEWTON WHITE
                                           -----------------------
                                           P. Newton White


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